UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HARBINGER GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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450 Park Avenue, 30th Floor

New York, New York 10022

April 28, 2014

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Harbinger Group Inc., to be held on May 30, 2014, at 10:00 a.m., Eastern Time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064.

At the meeting, stockholders will be asked to consider matters contained in the enclosed Notice of Annual Meeting of Stockholders and proxy statement. We will also consider any additional business that may be properly brought before the Annual Meeting.

If you wish to attend the Annual Meeting in person, you must reserve your seat by May 26, 2014 by contacting our Investor Relations Department at (212) 906-8560. Additional details regarding requirements for admission to the Annual Meeting are described in the proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares, please contact our Investor Relations Department at (212) 906-8560 or our proxy solicitor, Innisfree M&A Incorporated, toll-free, at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833). If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, American Stock Transfer & Trust, by telephone at (800) 937-5449 (within the U.S.) or (718) 921-8124 (International). If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the Annual Meeting or your stock ownership.

Stockholders of record can vote their shares by attending the Annual Meeting or by submitting a proxy through the mail, over the Internet, or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card. Please make sure to read the enclosed information carefully before voting your shares. You may also vote your shares by marking your votes on the enclosed proxy or following the enclosed voting instruction card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares in person. If your shares are held in street name, you should vote your shares in accordance with the instructions of your bank or brokerage firm or other nominee.

We appreciate your continued interest in Harbinger Group Inc.

Sincerely,

Philip A. Falcone Chairman of the Board and Chief Executive Officer

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450 PARK AVENUE, 30th FLOOR

NEW YORK, NEW YORK 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2014

April 28, 2014

To Our Stockholders:

We will hold the Annual Meeting of Stockholders (“Annual Meeting”) of Harbinger Group Inc., a Delaware corporation (the “Company,” “HGI,” “we,” “us” or “our”), on May 30, 2014 at 10:00 a.m., Eastern Time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064. The purposes of the Annual Meeting are to:

1. elect two Class I directors;

2. ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014;

3. approve, on an advisory basis, the compensation of the Company’s executive officers;

4. approve an amendment to the Harbinger Group Inc. 2011 Omnibus Equity Award Plan solely to increase the number of shares of common stock available for award grants thereunder; and

5. approve the Harbinger Group Inc. 2014 Warrant Award Plan, which if approved, will make effective the warrant grant we have made to Mr. Philip A. Falcone, our Chief Executive Officer, to purchase up to 3,000,000 shares of our common stock at a per share exercise price of $13.25, which was the per share exercise price equal to105% of the closing price of shares of our common stock as quoted on the New York Stock Exchange on the date of grant.

There are a few changes to the slate of our directors this year. Mr. Chan is not standing for re-election at the Annual meeting. He has provided invaluable service to the Company during his tenure, and we are very grateful to him. We are very pleased to have Mr. Eugene I. Davis standing for election at the Annual Meeting following his appointment by our Board on February 25, 2014. We believe Mr. Davis’ broad knowledge and experience in the areas of strategic planning, mergers and acquisitions, finance, accounting and corporate governance will be an asset to our Company.

Our Board of Directors recommends a vote FOR the nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5. These proposals are described in the attached proxy statement, which you are encouraged to read fully. Stockholders will also consider any additional business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof. At our 2011 Annual Meeting, our Board of Directors and a majority of our stockholders approved that we hold future advisory votes on executive compensation every three years. Accordingly, our stockholders are being asked to approve at the Annual Meeting, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.

If you wish to attend the Annual Meeting in person, you must reserve your seat by May 26, 2014 by contacting our Investor Relations Department at (212) 906-8560. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

Our Board of Directors has set the close of business on April 21, 2014 as the record date for the Annual Meeting (the “Record Date”). The stock transfer books of the Company will not be closed following the Record Date, but only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the Annual Meeting and will also be available for ten days prior to the meeting, during normal business hours, at the principal office of the Company located at 450 Park Avenue, 30th Floor, New York, New York 10022.

The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Philip A. Falcone Chairman of the Board and Chief Executive Officer

450 PARK AVENUE, 30th FLOOR

NEW YORK, NEW YORK 10022

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND ANNUAL MEETING

Why am I receiving these materials?

This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and proxy card are being furnished to the stockholders of Harbinger Group Inc. (the “Company,” “HGI,” “we,” “us” or “our”) by the Board of Directors of the Company (the “Board” or “Board of Directors”) to solicit your proxy to vote at the 2014 Annual Meeting of stockholders of the Company and any adjournments or postponements thereof (the “Annual Meeting”) to be held on May 30, 2014, at 10:00 a.m., Eastern Time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064.

This Proxy Statement summarizes the information that holders of shares of our common stock (“Common Stock”) and shares of our Series A Participating Convertible Preferred Stock and Series A-2 Participating Convertible Preferred Stock (collectively, “Preferred Stock”) need to vote at the Annual Meeting. Unless stated otherwise herein or the context requires otherwise, references to “shares” means shares of our Common Stock or Preferred Stock, and “stockholder” means a holder of our Common Stock or Preferred Stock.

We will begin mailing this Proxy Statement, along with the proxy card and the other materials listed below, on or about April 28, 2014. To ensure that your proxy is voted at the Annual Meeting, your proxy should be received no later than 5:00 p.m., Eastern Time, on May 27, 2014 if given by mail, or by 11:59 p.m., Eastern Time, on May 29, 2014 if submitted by telephone or over the Internet.

We have requested that banks, brokerage firms and other nominees who hold shares on behalf of the beneficial owners of our shares (such stock is often referred to as being held in “street name”) as of the close of business on April 21, 2014 forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

What materials am I receiving?

You are receiving:

1. this Proxy Statement for the Annual Meeting;

2. a proxy card or voting instruction form for the Annual Meeting;

3. the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 (“Fiscal 2013”), as filed with the Securities and Exchange Commission (the “SEC”), on November 27, 2013; and

4. Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for Fiscal 2013, as filed with the SEC on December 6, 2013.

What is the purpose of the Annual Meeting?

At the Annual Meeting, including any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon five proposals to:

1. elect Messrs. Hladek and Davis as Class I directors;

2. ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014 (“Fiscal 2014”);

3. approve, on an advisory basis, the compensation of the Company’s executive officers;

4. approve an amendment to the Harbinger Group Inc. 2011 Omnibus Equity Award Plan (the “2011 Plan”) solely to increase the number of shares of our Common Stock available for award grants thereunder; and

5. approve the Harbinger Group Inc. 2014 Warrant Plan (the “2014 Warrant Plan”), which if approved, will make effective the warrant grant we have made to Mr. Philip A. Falcone, our Chief Executive Officer, to purchase up to 3,000,000 shares of our Common Stock at a per share exercise price of $13.25, which was the per share exercise price equal to 105% of the closing price of shares of our Common Stock as quoted on the New York Stock Exchange (“NYSE”) on the date of grant.

You may also be asked to consider and vote to transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof. Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter at their discretion.

Who are the nominees for election and what would be the size and composition of the Board and its standing committees following their election?

The nominees for election as Class I directors at the Annual Meeting are Messrs. Hladek and Davis. See “Proposal 1 Election of Directors — Nominees for Election as Directors” for our nominees’ biographical information. With the exception of Mr. Davis, each of our director nominees was elected by our stockholders. Mr. Davis was appointed by our Board on February 25, 2014. Mr. Chan is not standing for re-election. Messrs. Falcone and Maura will continue as Class II directors and Messrs. Asali, Ianna and Luterman will continue as Class III directors. See “Proposal 1 Election of Directors — Continuing Directors.”

Messrs. Ianna, Luterman and Davis are “independent” directors under the applicable SEC rules, the NYSE Listed Company Manual and other rules (“NYSE Rules”) and the Company’s Corporate Governance Guidelines. As of April 28, 2014, our Audit Committee is comprised of Mr. Luterman, the Chairman, Mr. Ianna and Mr. Davis. Messrs. Luterman, Ianna and Davis qualify as “audit committee financial experts,” as defined by Item 407(d)(5)(ii) of Regulation S-K. As of April 28, 2014, our Compensation Committee is comprised of Mr. Davis, the Chairman, Mr. Luterman and Mr. Ianna. As of April 28, 2014, our Nominating and Corporate Governance Committee (our “NCG Committee”) is comprised of Mr. Ianna, the Chairman, Mr. Luterman and Mr. Davis. We formed our Nominating and Corporate Governance Committee on September 27, 2013.

In addition, pursuant to a letter agreement (the “Letter Agreement”), dated March 18, 2014, between the Company and Leucadia National Corporation (“Leucadia”), following the receipt of insurance regulatory approval by Leucadia, we have agreed to increase the size of our Board and allow Leucadia to designate two director designees to our Board, one of which may serve on our Audit Committee and Compensation Committee (as further described in this Proxy Statement under “Related Person Transactions — Letter Agreement”). Prior to the receipt of insurance regulatory approval, Leucadia has the right to appoint two observers on our Board, one of which may serve as an observer of our Audit Committee and Compensation Committee. Additionally, pursuant to the certificate of designation governing our Series A Participating Convertible Preferred Stock, dated May 12, 2011 (“Preferred Stock Certificate”), subject to applicable law, we have agreed to increase the size of our Board and allow CF Turul LLC, an affiliate of Fortress Investment Group LLC (“Fortress”), to appoint one director designee or observer to our Board and certain committees thereof. As of the date of this report, Fortress has one observer on our Board and applicable committees thereof and Leucadia has not appointed any observers to our Board or committees thereof. Leucadia’s and Fortress’ right to designate directors and observers to our Board and committees thereof are subject to, and terminate in accordance with, the terms of the Letter Agreement and the Preferred Stock Certificate, respectively. The terms of the Letter Agreement last until March 18, 2016.

Following the election of the Class I directors, our Board will be comprised of seven directors and there will be no vacancy on our Board. However, as outlined above, we are required to, and may at any time, expand the size of our Board in certain circumstances.

What does our Board recommend?

Our Board recommends that you vote FOR the nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

Who can vote?

Our Board has fixed the close of business on April 21, 2014 as the date to determine the stockholders who are entitled to attend and vote at the Annual Meeting (the “Record Date”). On the Record Date, our outstanding capital stock consisted of 148,466,219 shares of Common Stock, which was held by approximately 1,695 holders of record including persons who hold shares for an indeterminate number of beneficial owners. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval. As of the Record Date, we also had 280,000 shares of our Series A Participating Convertible Preferred Stock and 94,985 shares of Series A-2 Participating Convertible Preferred Stock outstanding, the holders of which are entitled to vote with our Common Stock on an as-converted basis, subject to certain limitations (see “Security Ownership of Certain Beneficial Owners and Management”). Our outstanding shares of Preferred Stock and Common Stock collectively represent 194,004,835 votes as of the Record Date.

Can I obtain a list of stockholders entitled to vote at the Annual Meeting?

At the Annual Meeting, and at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at our principal office, 450 Park Avenue, 30th Floor, New York, New York 10022, during regular business hours. Stockholders of record may inspect the list for proper purposes during normal business hours.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust. Our proxy materials were sent directly to you by the Company and you can vote your shares as instructed on the accompanying proxy card.

Beneficial owner of shares held in “street name.” You are a beneficial owner if at the close of business on the Record Date your shares were held in the name of your bank, brokerage firm or other nominee. Being a beneficial owner means that your shares are held in “street name.” Our proxy materials were forwarded to you by that organization, and their instructions for voting your shares should accompany this Proxy Statement.

How do I attend the Annual Meeting and do I need to do anything in advance to attend?

All stockholders at the close of business on the Record Date are invited to attend the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at (212) 906-8560 by May 26, 2014 to reserve a seat at the Annual Meeting. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the Record Date, along with a form of photo identification. Registration will begin at 9:30 a.m., Eastern Time and the Annual Meeting will begin at 10:00 a.m., Eastern Time. Please note that the use of cameras and other recording devices will not be allowed at the Annual Meeting.

If I am a stockholder of record, how do I vote and what are the voting deadlines?

Stockholders of record. If you are a stockholder of record, there are several ways for you to vote your shares:

•

By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating the proxy card received and returning it in the prepaid envelope by following the instructions that appear on the proxy card. Proxy cards submitted by mail must be received no later than 5:00 p.m., Eastern Time, on May 27, 2014 to be voted at the Annual Meeting.

•

By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day, 7 days a week. Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on May 29, 2014 to be voted at the Annual Meeting.

•

In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting. Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

I hold my shares in “street name,” how do I vote and what are the voting deadlines?

If you are a beneficial owner of your shares, you should have received voting instructions from the bank, brokerage firm or other nominee holding your shares. You should follow such instructions in order to instruct your bank, brokerage firm or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the bank, brokerage firm or other nominee holding your shares. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares. Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

Can I revoke or change my vote after I submit my proxy?

Stockholders of record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date, since only your latest proxy card received no later than 5:00 p.m., Eastern Time, on May 27, 2014 will be counted;

•	submitting a later-dated vote by telephone or via the Internet, since only your latest Internet or telephone vote received by 11:59 p.m., Eastern Time, on May 29, 2014 will be counted;

•	attending the Annual Meeting in person and voting again; or

•

delivering a written revocation to Ehsan Zargar, Senior Vice President, Deputy General Counsel & Corporate Secretary at Harbinger Group Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, 5:00 p.m., Eastern Time, on May 27, 2014.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow its instructions for changing your vote.

What is a “quorum”?

We may hold the Annual Meeting only if a “quorum” is present, either in person or by proxy. A “quorum” is a majority of our outstanding shares entitled to vote on the Record Date. Your shares will be counted towards establishing a quorum if you vote by mail, telephone, or over the Internet or if you vote in person at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we may adjourn the meeting from time to time until we have established a quorum.

What if I do not give specific instructions?

Stockholder of record. If you are a record holder of shares and you do not give specific voting instructions, the proxy holders will vote your shares as recommended by our Board on all matters presented in this Proxy Statement, and as the proxy holders determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owner of shares held in “street name.” If your shares are held in “street name” and you do not give specific voting instructions to your nominee, then, under the NYSE Rules, your nominee generally may vote on routine matters but cannot vote on non-routine matters. If you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is generally referred to as a “broker non-vote.”

Which ballot measures are “routine” or “non-routine”?

Proposal 2 (the ratification of the appointment of KPMG as our independent registered public accounting firm for Fiscal 2014) is considered routine under applicable rules. A broker or other nominee generally may vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.

Proposal 1 (election of directors), Proposal 3 (advisory vote on executive compensation), Proposal 4 (approval of the amendment to the 2011 Plan) and Proposal 5 (approval of the 2014 Warrant Plan, which if approved will make effective the warrant grant we have made to our Chief Executive Officer described herein) are considered non-routine matters under applicable rules. A brokerage firm or other nominee cannot vote without instructions on non-routine matters. Therefore, if you hold your shares in street name, it is critical that you give instructions on how to cast your vote with respect to these non-routine matters if you want your votes to count. If you do not instruct your bank, brokerage firm or other nominee how to vote on these non-routine matters, no votes will be cast on your behalf.

What vote is required to approve the proposals?

Each director nominee who receives an affirmative vote by the holders of a plurality of the votes cast will be elected a director (Proposal 1).

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify our Board’s appointment of KPMG as our independent registered public accounting firm for Fiscal 2014 (Proposal 2), to approve, on an advisory basis, the compensation of our named executives (Proposal 3), to approve the amendment to the 2011 Plan (Proposal 4) and to approve the 2014 Warrant Plan (Proposal 5).

With regards to Proposal 1 (election of directors), shares represented by proxies that are marked “WITHHOLD” and shares that are present in person or proxy but not voted will be excluded entirely from the vote and will have no effect on the outcome of this vote because the directors are elected by a plurality vote. With regards to Proposal 2 (ratification of KPMG’s appointment as auditor), Proposal 3 (advisory vote on executive compensation), Proposal 4 (approval of the amendment to the 2011 Plan) and Proposal 5 (approval of the 2014 Warrant Plan, which if approved will make effective the warrant grant we have made to our Chief Executive Officer described herein), shares marked as “ABSTAIN” and shares that are present in person or by proxy but not voted will be considered present at the Annual Meeting and will have the effect of a vote against each of these proposals because approval of each of these proposals requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

How are broker “non-votes” and abstentions treated?

Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

Broker “non-votes” and abstentions will: (i) have no effect on the outcome of the votes on Proposal 1 (election of directors) because this proposal is determined by a plurality vote and (ii) have the effect of a vote against Proposal 2 (ratification of KPMG’s appointment as auditors), Proposal 3 (advisory vote on executive compensation), Proposal 4 (approval of an amendment to the 2011 Plan) and Proposal 5 (approval of 2014 Warrant Plan, which if approved will make effective the warrant grant we have made to our Chief Executive Officer described herein) because approval of each of these proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

Who will count the votes and serve as the inspector of election?

The Company expects to engage American Stock Transfer & Trust as the independent inspector of election to tabulate stockholder votes at the Annual Meeting. In the event American Stock Transfer & Trust is not engaged, one or more persons appointed by the Company will serve as the inspector of election.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of our Board. Certain officers, directors and other employees may also solicit proxies on our behalf by mail, telephone, fax, Internet or in person. The Company is paying for the cost of preparing, assembling and mailing this proxy soliciting material. We have engaged Innisfree M&A Incorporated (“Innisfree”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will bear the costs of the fees for the solicitation agent, which are not expected to exceed $14,000. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common shares held of record by them, and these custodians will be reimbursed for their reasonable charges and expenses to forward our proxy materials to their customers or principals.

What is the deadline to propose actions for consideration at the 2015 Annual Meeting of stockholders?

We expect to hold our 2015 Annual Stockholders Meeting in January 2015. For a stockholder’s proposal to be considered timely for inclusion in our proxy statement and form of proxy relating to the 2015 Annual Stockholders Meeting, such proposal should be received by us not later than the close of business on the later of September 15, 2014 or the tenth day following the day on which public announcement of the 2015 Annual Stockholders Meeting is first made by the Company.

Where can I find voting results?

We will announce preliminary voting results at the Annual Meeting. We will publish the final voting results from the Annual Meeting in a Current Report on Form 8-K within four business days of the date of the Annual Meeting. You will also be able to find the results on our website at www.harbingergroupinc.com.

What is our policy with respect to the attendance of our directors at Board and standing committee meetings and annual meetings of stockholders?

The Board held a total of 28 meetings during Fiscal 2013. Other standing committees of the Board, consisting of the Audit Committee and the Compensation Committee, held an additional 5 and 15 meetings, respectively, during Fiscal 2013, and a nominating and corporate governance committee of the Board, which started on September 27, 2013, held one additional meeting during Fiscal 2013. The Board and the directors recognize the importance of director attendance at Board and committee meetings. Attendance at Board and committee meetings was at least 75% for each director. The Company does not have a formal policy regarding the attendance of directors at annual meetings of stockholders, but we strongly encourage all of our directors to attend. All of our directors attended the 2013 Annual Stockholders Meeting.

How can stockholders communicate with our Board?

Stockholders may communicate with our Board by writing to the Board of Directors, Harbinger Group Inc., 450 Park Avenue, 30th Floor, New York, New York 10022. Please see the additional information in the section captioned “Communications with our Board.”

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

The SEC allows us to deliver a single copy of proxy materials to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, if you contact Innisfree, our proxy solicitor:

Stockholders call toll-free (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

In addition, a copy of proxy materials, as well as the documents we file with the SEC, are available on our website at www.harbingergroupinc.com; the materials furnished with this Proxy Statement include a copy of the Company’s Annual Report on Form 10-K for Fiscal 2013 together with Amendment No. 1 thereto and supplemental information as filed with the SEC (but such material is not incorporated by reference into our proxy materials).

Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Proxy Statement related materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

Our principal executive offices are located at 450 Park Avenue, 30th Floor, New York, New York 10022. You may contact our Investor Relations Department by phone at (212) 906-8560 or by email at investorrelations@harbingergroupinc.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 30, 2014.

The Proxy Statement and other proxy materials are available on the Company’s website at www.harbingergroupinc.com under the heading “Annual Meeting and Materials.”

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders: (888) 750-5834 (toll-free)

Banks and brokers (call collect):

(212) 750-5833

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation (“Charter”) provides for the division of our Board into three classes of as nearly equal number of directors as possible. Each of Class I and Class II is comprised of two directors and Class III is comprised of three directors.

The term of each class of directors is three years, with the term for one class expiring each year in rotation. As a result, one class of directors is elected at each annual stockholders meeting for a term of three years and to hold office until their successors are elected and qualified or until their earlier death, removal or resignation. The term of the current Class I directors expires at the Annual Meeting.

Currently, our NCG Committee, composed entirely of independent directors under the NYSE Rules, proposes nominees for service to our Board and such nominees are reviewed and approved by the entirety of our Board. As described under the heading “Information About Committees of Our Board — NCG Committee,” we formed our NCG Committee on September 27, 2013. Prior to September 27, 2013, our entire Board served as our nominating/corporate governance committee to propose director nominees and approve nominees to our Board. Our NCG Committee and our Board recommend that each nominee for director be elected at the Annual Meeting. The nominees are Keith M. Hladek and Eugene I. Davis. The nominees have consented to continue to serve as directors if elected. Mr. Hladek has served as a director of HGI since October 2009. Mr. Davis has served as a director of HGI since February 2014. In accordance with our Charter, our Board may at any time increase the size of our Board by fixing the number of directors that constitute our whole Board, including increasing the size of the Board pursuant to, and in accordance with, the Preferred Stock Certificate and/or the Letter Agreement. In addition, if a nominee becomes unavailable for any reason or should a vacancy occur before the election, which we do not anticipate, the proxies will be voted for the election, as director, of such other person as our Board may recommend. Proxies cannot be voted for a greater number of persons than are included in the class of directors — this year that number is two.

Nominees for Election as Directors

Class I Directors — Nominees — Three Year Term Expiring 2017

Eugene I. Davis, age 59, has served as a director of HGI since February 2014. Mr. Davis has been the Chairman and Chief Executive Officer of Pirinate Consulting Group LLC (“Pirinate”), a privately held consulting firm, since 1999. Pirinate specializes in turnaround management, merger and acquisition consulting and strategic planning advisory services for public and private business entities. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. Mr. Davis currently serves as director of the following public companies, Atlas Air Worldwide Holdings, Inc., Spectrum Brands Holdings, Inc. (“Spectrum Brands”), an affiliate of HGI, WMI Holdings Corp. and U.S. Concrete, Inc. During the past five years, Mr. Davis has also been a director of Ambassadors International, Inc., American Commercial Lines Inc., Delta Airlines, Dex One Corp., Foamex International Inc., Footstar, Inc., Granite Broadcasting Corporation, GSI Group, Inc., Ion Media Networks, Inc., JGWPT Holdings Inc., Knology, Inc., Media General, Inc., Mosaid Technologies, Inc., Ogelbay Norton Company, Orchid Cellmark, Inc., PRG-Schultz International Inc., Roomstore, Inc., Rural/Metro Corp., SeraCare Life Sciences, Inc., Silicon Graphics International, Smurfit-Stone Container Corporation, Solutia Inc., Spansion, Inc., The Cash Store Financial Services, Inc., Tipperary Corporation, Trump Entertainment Resorts, Inc., Viskase, Inc. and YRC Worldwide, Inc. Mr. Davis holds a Bachelor of Arts in International Politics from Columbia University, Columbia College, a Masters in International Affairs, International Law and Organization from Columbia University’s School of International Affairs and Juris Doctor from the Columbia University’s School of Law. We nominated Mr. Davis as a director because Mr. Davis possesses broad knowledge and experience in the areas of strategic planning, mergers and acquisitions, finance, accounting and corporate governance that strengthens the Board’s qualifications, skills and experience.

Keith M. Hladek, age 38, has served as a director of HGI since October 2009. Mr. Hladek is also a director of Zap.Com Corporation (“Zap.Com”), a subsidiary of HGI. Mr. Hladek is also the Chief Financial Officer, Chief Operating Officer and Chief Compliance Officer of Harbinger Capital Partners LLC (“Harbinger Capital”), an affiliate of HGI. Mr. Hladek is responsible for all accounting and operations of Harbinger Capital (including certain affiliates of Harbinger Capital and their management companies), including portfolio accounting, valuation, settlement, custody, and administration of investments. Prior to joining Harbinger Capital in 2009, Mr. Hladek was Controller at Silver Point Capital, L.P., where he was responsible for accounting, operations and valuation for various funds and related financing vehicles. Mr. Hladek is a Certified Public Accountant in New York. Prior to joining Silver Point Capital, L.P. Mr. Hladek was the Assistant Controller at GoldenTree Asset Management and a fund accountant at Oak Hill Capital Management. Mr. Hladek started his career in public accounting and received his Bachelor of Science in Accounting from Binghamton University. We nominated Mr. Hladek as a director because of his extensive accounting and operations experience, which strengthens the Board’s qualifications, skills and experience.

Vote Required

To be elected as a Class I director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. A plurality vote means that the director nominee with the most affirmative votes in favor of his election to a particular directorship will be elected to that directorship.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS.

Continuing Directors

Class II Directors — Terms Expiring 2015

Philip A. Falcone, age 51, has served as a director, Chairman of the Board and Chief Executive Officer of HGI since July 2009. From July 2009 to July 2011, Mr. Falcone served as the President of HGI. He is Chief Investment Officer and Chief Executive Officer of Harbinger Capital, an affiliate of HGI, is Chief Investment Officer of the HCP Stockholders (“HCP Stockholders” refers, collectively, to Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunity Breakaway Ltd. (the “Global Fund”)) and other Harbinger Capital affiliates. Mr. Falcone co-founded the Master Fund in 2001. Mr. Falcone is also the Chairman of the Board, President and Chief Executive Officer of Zap.Com, a subsidiary of HGI. Mr. Falcone is also a director of PTGi Holding, Inc., an affiliate of HGI. Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations. Prior to joining the predecessor of Harbinger Capital, Mr. Falcone served as Head of High Yield trading for Barclays Capital. From 1998 to 2000, he managed the Barclays High Yield and Distressed trading operations. Mr. Falcone held a similar position with Gleacher Natwest, Inc., from 1997 to 1998. Mr. Falcone began his career in 1985, trading high yield and distressed securities at Kidder, Peabody & Co. Mr. Falcone received an A.B. in Economics from Harvard University. For information regarding certain legal proceedings involving Mr. Falcone, see Part I, Item 1A our Annual Report on Form 10-K for Fiscal 2013 “Risk Factors — Risks Related to HGI — We are dependent on certain key personnel; Harbinger Capital and certain key personnel exercise significant influence over us and our business activities; and the business activities, legal matters and other matters that affect Harbinger Capital and certain of our key personnel could adversely affect our ability to execute our business strategy.”

David M. Maura, age 41, has served as Managing Director and Executive Vice President of Investments of HGI effective as of October 2011 and as a director of HGI since May 2011. Mr. Maura has also served as the Chairman of Spectrum Brands, a subsidiary of HGI, since July 2011 and as the interim Chairman of the board of directors of Spectrum Brands and as one of its directors since June 2010. Prior to becoming Managing Director and Executive Vice President of Investments at HGI, Mr. Maura was a Vice President and Director of Investments of Harbinger Capital, an affiliate of HGI. Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst. During the past five years, Mr. Maura has served on the board of directors of Russell Hobbs, Inc. (formerly Salton, Inc.), Applica Incorporated, and Ferrous Resources Ltd. Mr. Maura received a B.S. in Business Administration from Stetson University and is a CFA charterholder.

Class III Directors — Term Expiring 2016

Omar M. Asali, age 43, has served as President of HGI effective as of October 2011, as Acting President since June 2011, and as a director of HGI since May 2011. Mr. Asali is also the Vice Chairman of Spectrum Brands and a director of Fidelity & Guaranty Life Holdings, Inc. (“FGL”), Front Street Re (Cayman) Ltd. (“Front Street”), Zap.Com and the recently formed oil and gas partnership with EXCO Resources, Inc., each of which is a subsidiary of HGI. Mr. Asali has been directly involved in all of HGI’s acquisitions across all sectors, and he is actively involved in HGI’s management and investment activities. Prior to becoming President of HGI, Mr. Asali was a Managing Director and Head of Global Strategy of Harbinger Capital, an affiliate of HGI. Prior to joining Harbinger Capital in 2009, Mr. Asali was the co-head of Goldman Sachs Hedge Fund Strategies (“Goldman Sachs HFS”) where he helped manage approximately $25 billion of capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS. Before joining Goldman Sachs HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division, providing M&A and strategic advisory services to clients in the High Technology Group. Mr. Asali previously worked at Capital Guidance, a boutique private equity firm. Mr. Asali began his career working for a public accounting firm. Mr. Asali received an MBA from Columbia Business School and a B.S. in Accounting from Virginia Tech.

Frank Ianna, age 65, has served as a director of HGI since April 2013. Mr. Ianna has served as director of Sprint Corporation since 2009. He served as a director of Clearwire Corporation from November 2008 until June 2011 and as a director of Tellabs, Inc. from 2009 until 2013. Mr. Ianna served on the board of trustees of the Stevens Institute of Technology between 1997 and 2007 and as chairman of its subsidiary, Castle Point Holdings, Inc., between 2006 and 2007. Mr. Ianna has also served as a director of a number of private companies and non-profit organizations. Mr. Ianna retired from AT&T, Inc. in 2003 after a 31-year career serving in various executive positions, most recently as President of AT&T Network Services. Mr. Ianna serves as a consultant for McCreight & Company, a consulting company based in Connecticut. Mr. Ianna received his undergraduate degree from the Stevens Institute in Electrical Engineering in 1971 (BEEE), and his Master’s Degree from MIT in 1972 (MSEE) and completed the Program for Management Development (PMD), an Executive Education Program of the Harvard Business School in 1985.

Gerald Luterman, age 70, has served as a director of HGI since April 2013. Mr. Luterman has been a director of NRG Energy, Inc. (“NRG”) since April 2009. Mr. Luterman also serves as a director of a number of private companies and non-profit organizations. Mr. Luterman also served as Interim Chief Financial Officer of NRG from November 2009 through May 2010. Mr. Luterman was Executive Vice President and Chief Financial Officer of KeySpan Corporation from August 1999 to September 2007. Mr. Luterman has more than 30 years of experience in senior financial positions with companies including American Express Company, Booz Allen & Hamilton, Inc., Emerson Electric Company and Arrow Electronics. Mr. Luterman also served as a director of IKON Office Solutions, Inc. from November 2003 until August 2008 and U.S. Shipping Partners L.P. from May 2006 until November 2009. Mr. Luterman qualified as a Canadian Chartered Accountant and graduated from McGill University in Montreal, earning a Bachelor of Commerce Degree in Economics in 1965 and a MBA from the Harvard Business School in 1967.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2014. KPMG has served as the Company’s independent registered public accounting firm since January 2011. Our Audit Committee considers KPMG to be well qualified.

Although stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by any applicable law or regulation, stockholder views are being solicited and will be considered by our Audit Committee and our Board. This proposal will be ratified if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, and a quorum is present. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it is determined that such a change would be in the best interests of the Company and its stockholders. We expect that a representative of KPMG will be present at the Annual Meeting, with the opportunity to make a statement if he or she so desires and to be available to answer appropriate questions.

To the Company’s knowledge, neither KPMG nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as the Company’s independent registered public accounting firm.

For information about the professional services rendered by KPMG to us for Fiscal 2013, please see the section of this Proxy Statement captioned “Principal Accountant Fees and Services.”

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify our appointment of KPMG as our independent registered public accounting firm for Fiscal 2014.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution to enable our stockholders to approve, on a discretionary and non-binding basis, the compensation of our named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you may vote on the following resolution at the Annual Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Proxy Statement for this meeting.”

This vote is advisory, and therefore nonbinding. In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this Proxy Statement. Our Board and our Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve, on an advisory basis, the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE

HARBINGER GROUP INC.

2011 OMNIBUS EQUITY AWARD PLAN

At the Annual Meeting, stockholders will be asked to approve the following amendment to the Harbinger Group Inc. 2011 Omnibus Equity Award Plan (the “2011 Plan”):

Addition of 7,000,000 Shares to Fund the 2011 Plan. The 2011 Plan currently provides that the total number of shares of Common Stock that may be issued thereunder may not exceed 17,000,000 in the aggregate. As of April 28, 2014, under the 2011 Plan there were a total of 4,310,161 shares available for future issuance, 10,385,967 shares were subject to outstanding awards and 2,303,872 shares were issued upon settlement, exercise or vesting of previously granted awards. On April 24, 2014, our Compensation Committee unanimously approved and recommended that our Board approve an amendment to the 2011 Plan to increase by 7,000,000 the number of shares of Common Stock available for future issuance. On April 24, 2014, our Board considered our Compensation Committee’s unanimous recommendation in favor of such amendment and the factors considered by our Compensation Committee, and based on the foregoing, our Board approved the amendment to the 2011 Plan, subject to stockholder approval. Our Compensation Committee and our Board believe that equity compensation plays an important role in our compensation program by aligning the interests of the participants in our compensation programs with those of our stockholders, and therefore, it is essential for our Company to have a sufficient number of reserved shares available for issuance under our equity compensation plans.

If this Proposal 4 is approved by our stockholders, there will be a total of 24,000,000 shares of Common Stock authorized for issuance under the 2011 Plan, of which, as of April 28, 2014, there would be 11,310,161 shares of Common Stock available for future issuance, 10,385,967 shares subject to outstanding awards and 2,303,872 shares issued upon settlement, exercise or vesting of previously granted awards. Our Compensation Committee and our Board believe that the proposed increase will provide a sufficient number of available shares of Common Stock for future granting needs to help our Company achieve the purposes of the 2011 Plan. Our Compensation Committee reviewed our historical and prospective usage of equity to determine the number of shares we will most likely require for future compensation purposes for the next three-to-five years. This review took into account shares remaining in the 2011 Plan, potential shares that may become issuable in the future based on performance, including year-to-date accruals under our current programs, and the effect of new hires as our Company continues to grow. Our Compensation Committee also considered our prospective equity usage relative to our peers.

If this Proposal 4 and Proposal 5 (approval of the 2014 Warrant Plan) are approved by our stockholders, there will 10,000,000 total additional shares of Common Stock available for future issuance under our equity compensation plans. If all such 10,000,000 shares were issued and outstanding as of April 28, 2014, it would represent a total dilution of 4.82% of our shares on a fully-diluted basis after giving effect to the conversion of our Preferred Stock and a total dilution of 6.74% of our shares without giving effect to the conversion of our Preferred Stock. As outlined above, we expect to incur this dilution over the next three-to-five years and believe that such a dilution is within a range that is typical for our disclosed peers.

A copy of the amendment is attached as Annex A to this Proxy Statement. Except for the proposed increase in the number of shares of Common Stock reserved for issuance under the 2011 Plan (as outlined above), there are no other changes to the terms and provisions of the 2011 Plan. The 2011 Plan was amended by our Board on April 24, 2014 and is subject to the approval of our stockholders at the Annual Meeting. The amendment to the 2011 Plan was approved by our Board following its approval and recommendation by our Compensation Committee, which was advised by separate outside counsel, Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”), and Mercer, Inc. (“Mercer”) and Hodak Value Advisors (“Hodak”), two independent executive compensation consulting firms.

Summary of the 2011 Plan

The following is a summary of the material features of the 2011 Plan assuming that that proposed amendment to increase the shares reserved for issuance under the 2011 Plan is approved by stockholders at the Annual Meeting. Except for the proposed increase in the number of shares of Common Stock reserved for issuance under the 2011 Plan, there are no other changes to the terms and provisions of the 2011 Plan. The summary is qualified in its entirety by reference to the complete text of the 2011 Plan attached as Annex A to this Proxy Statement.

Administration. Our Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)) administers the 2011 Plan. Our Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2011 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2011 Plan. Our Compensation Committee has full discretion to administer and interpret the 2011 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable, or to comply with any applicable law, including Section 162(m) of the Code and the regulations promulgated thereunder and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any employees, directors, officers or consultants of the Company or of its subsidiaries or their respective affiliates are eligible for awards under the 2011 Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2011 Plan. Additionally, employees of certain non-U.S. subsidiaries may become eligible to participate in sub-plans that shall comply with local laws applicable to offerings in non-U.S. jurisdictions. The 2011 Plan will be a separate and independent plan from any sub-plans, but the total number of shares of Common Stock authorized to be issued under the 2011 Plan applies in the aggregate to both the 2011 Plan and any sub-plans.

Number of Shares Authorized. An aggregate of 24,000,000 shares of our Common Stock will be authorized for issuance under the 2011 Plan, of which a total of 10,385,967 are subject to outstanding awards as of April 28, 2014. The following sub-limits also apply under the 2011 Plan: no more than 24,000,000 shares of our Common Stock may be issued with respect to incentive stock options under the 2011 Plan; no participant may be granted awards of options and stock appreciation rights with respect to more than 3,000,000 shares of our Common Stock in any one year; no more than 24,000,000 shares of our Common Stock may be subject to grants of option and stock appreciation rights under the 2011 Plan; no more than 2,000,000 shares of our Common Stock may be granted under the 2011 Plan to any participant during any single fiscal year with respect to performance compensation awards denominated in shares in any one performance period; and the maximum amount payable to an individual participant under the 2011 Plan for any single year during a performance period pursuant to a performance compensation award denominated in cash is $20,000,000 (with respect to each year if the performance period is more than one year). Shares of our Common Stock subject to awards are generally unavailable for future grant; provided, in no event shall shares increase the number of shares of Common Stock that may be delivered pursuant to incentive stock options granted under the 2011 Plan. If there is any change in our corporate capitalization, our Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2011 Plan, the number of shares covered by awards then outstanding under the 2011 Plan, the limitations on awards under the 2011 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Change in Capitalization. If there is a change in our corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that our Compensation Committee determines that an adjustment is necessary or appropriate, then our Compensation Committee can make adjustments in a manner that it deems equitable.

Awards Available for Grant. Our Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, other stock based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Awards may be granted under the 2011 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”).

Stock Options. Our Compensation Committee is authorized to grant options to purchase shares of Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2011 Plan shall be non-qualified unless the applicable award agreement expressly states that the Option is intended to be an “incentive stock option.” Options granted under the 2011 Plan will be subject to the terms and conditions established by our Compensation Committee. Under the terms of the 2011 Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2011 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable award agreement. The closing price of our common stock on April 25, 2014 was $11.59. The maximum term of an option granted under the 2011 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder); provided, that, if the term of a non-qualified option would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as our Compensation Committee may permit in its sole discretion, including: (i) by withholding or surrender of the minimum number of shares of Common Stock otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Our Compensation Committee may, in its sole discretion, at any time buy out for a payment in cash, or the delivery of shares of Common Stock, or other property, an option previously granted to a participant under the 2011 Plan.

Stock Appreciation Rights. Our Compensation Committee is authorized to award SARs under the 2011 Plan. SARs will be subject to the terms and conditions established by our Compensation Committee. Each SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2011 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. Except as otherwise provided by our Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of Common Stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be subject to terms established by our Compensation Committee and reflected in the award agreement.

Restricted Stock. Our Compensation Committee is authorized to award restricted stock under the 2011 Plan. Awards of restricted stock will be subject to the terms and conditions established by our Compensation Committee. Restricted stock is Common Stock that generally is non-transferable and is subject to other restrictions determined by our Compensation Committee for a specified period.

Restricted Stock Unit Awards. Our Compensation Committee is authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by our Compensation

Committee. Unless our Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of our Compensation Committee, the participant will receive a number of shares of Common Stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by our Compensation Committee, less an amount equal to any taxes required to be withheld. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock, either in cash or (at the sole discretion of our Compensation Committee) in shares of Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of our Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by our Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.

Other Stock-Based Awards. Our Compensation Committee is authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date, or other awards denominated in shares of Common Stock under such terms and conditions as our Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards. Our Compensation Committee may grant any award under the 2011 Plan in the form of a “Performance Compensation Award” by conditioning the vesting of the award on the satisfaction of certain “Performance Goals.” Our Compensation Committee may establish these Performance Goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, Free Cash Flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

•

gross or net operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return; expense targets or cost reduction goals, general and administrative expense savings; and operating efficiency);

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	inventory control;

•	enterprise value;

•	sales;

•	stockholder return;

•	client retention;

•	competitive market metrics;

•	employee retention;

•	timely completion of new product rollouts;

•	timely launch of new facilities;

•

objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional project budgets);

•	system-wide revenues;

•	royalty income;

•	cost of capital, debt leverage, year-end cash position or book value;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or

•	any combination of the foregoing.

Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or its affiliates or any divisions, operation, or business units, product lines, brands, business segment, administrative departments or combination thereof, as our Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that our Compensation Committee deems appropriate or, stock market indices. Our Compensation Committee also may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be granted, and Performance Goals for such an award will be established, by our Compensation Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time our Compensation Committee establishes the Performance Goal; and provided, further, that in no event will a Performance Goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, our Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved.

Our Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (I) the Performance Goals for such period are achieved; and (II) all or some of the portion of such participant’s Performance Compensation Award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the 2011 Plan) to such Performance Goals.

Effect of Change in Control. Unless otherwise provided in an award agreement, in the event of a “change in control,” our Board may in its sole discretion provide that, with respect to any particular outstanding award: all then-outstanding options and SARs shall become immediately exercisable as of immediately prior to the “change in control” with respect to up to 100 percent of the shares subject to such Option or SAR; (b) any restricted period shall expire as of immediately prior to the “change in control” with respect to up to 100 percent of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals); (c) all incomplete performance periods in effect on the date the “change in control” occurs shall end on such date, and our Compensation Committee may (i) determine the extent to which Performance Goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of awards for each such performance period based upon our Compensation Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by our Compensation Committee; and (d) cause awards previously deferred to be settled in full as soon as practicable.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendment. The 2011 Plan will expire on August 10, 2021. The termination of the 2011 Plan will not affect any awards granted prior to such termination. Our Board may amend, suspend or terminate the 2011 Plan at any time; however, approval of our stockholders may be necessary to amend the 2011 Plan if the law or NYSE Rules so require. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Our Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided, further that, subject to certain exceptions, without the approval of our stockholders, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (ii) our Compensation Committee may not cancel any outstanding option, or SAR and replace it with a new option or SAR (with a lower exercise or strike price), and (iii) no option or SAR may be exchanged for cash or another award. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our stockholders.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2011 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to

“alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The 2011 Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2011 Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

It is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2011 Plan because awards under the 2011 Plan will be made at the discretion of our Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code).

Our executive officers have a financial interest in this proposal because our Compensation Committee has selected and may in the future select one or more of our executive officers as eligible to receive grants under the 2011 Plan. Additionally, members of our Compensation Committee have received, and in the future may receive additional, grants under the 2011 Plan.

The number of stock options previously granted under the 2011 Plan is as follows: Philip A. Falcone, Chairman of the Board and Chief Executive Officer: 0; Omar M. Asali, Director and President: 1,953,991; Thomas A. Williams, Executive Vice President and Chief Financial Officer: 393,207; David M. Maura, Executive Vice President and Managing Director: 1,543,693; Michael Sena, Chief Accounting Officer: 50,455; all current executive officers as a group: 3,941,346; all directors who are not executive officers as a group: 0; each nominee for election as a director: 0; each associate of any such directors, executive officers or nominees: 0; each other person who received or is to receive 5% of such options: 458,987; and all employees, including all current officers who are not executive officers, as a group: 1,297,106.

Vote Required

Under relevant NYSE Rules relating to approval of equity compensation plans, the affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve the amendment to the 2011 Plan.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2011 PLAN.

PROPOSAL 5

APPROVAL OF THE

HARBINGER GROUP INC.

2014 WARRANT PLAN

At the Annual Meeting, our stockholders will be asked to approve the Harbinger Group Inc. 2014 Warrant Plan (the “2014 Warrant Plan”). The 2014 Warrant Plan provides, subject to the approval of our stockholders at the Annual Meeting, for the issuance to Philip A. Falcone, our Chief Executive Officer, of warrants to purchase not more than 3,000,000 shares of our Common Stock at an exercise price per share of $13.25, which was the per share exercise price equal to 105% of the fair market value of our Common Stock on the date of grant. A copy of the 2014 Warrant Plan is attached as Annex B to this Proxy Statement.

The 2014 Warrant Plan was approved by our Board following its approval and recommendation by our Compensation Committee, which was advised by separate outside counsel, WilmerHale, and Mercer and Hodak, two independent executive compensation consulting firms. In determining whether to recommend approval of the 2014 Warrant Plan to the Board, our Compensation Committee considered the specific terms of the 2014 Warrant Plan (as described herein), together with a variety of factors, including that: (i) our Chief Executive Officer has historically not been paid compensation from the Company for his services to the Company and its subsidiaries; (ii) the warrants to be granted pursuant to the 2014 Warrant Plan have an exercise price above the market price of the underlying Common Stock on the grant date of the warrants, thereby linking any appreciation in the value of the warrants to an increase in the market price of the underlying Common Stock; (iii) vesting would terminate if our Chief Executive Officer voluntarily terminated his employment arrangement with us or is terminated by us for “Cause” (as defined in the 2014 Warrant Plan); (iv) the issuance or exercise of the warrants to be granted under the 2014 Warrant Plan do not have a significant effect on the Company’s ability to use its net operating loss carryforwards; and (v) the warrants are designed to comply with the provisions of Section 162(m) of the Code and, consequently, would result in tax deductible compensation for the Company unlimited by Section 162(m) of the Code. Our Compensation Committee also determined that warrants to be issued under the 2014 Warrant Plan are structured to be an incentive for future services to the Company and its subsidiaries, while providing our Chief Executive Officer with the opportunity to share in any future increases in the market value of the Company.

On March 10, 2014, our Compensation Committee unanimously approved and recommended that our Board approve the 2014 Warrant Plan and the grant to Mr. Falcone. On March 10, 2014, our Board considered our Compensation Committee’s unanimous recommendation in favor of the adoption of the 2014 Warrant Plan and the factors considered by our Compensation Committee, and based on the foregoing, our Board approved (with our Chief Executive Officer abstaining) the 2014 Warrant Plan, subject to stockholder approval. On March 10, 2014, the Company and our Chief Executive Officer entered into a warrant agreement (the “Warrant Agreement”) granting our Chief Executive Officer the right to purchase 3,000,000 shares of Common Stock, subject to stockholder approval of the 2014 Warrant Plan. Such warrant shall expire on March 10, 2019 and shall vest in five equal tranches over the five-year term of the warrant, with twenty percent (20%) vesting on the date stockholder approval is received and an additional twenty percent (20%) vesting on each of March 10, 2015, 2016, 2017 and 2018; provided, that: (i) if Mr. Falcone has voluntarily terminated his employment arrangement with the Company or has been terminated for “Cause” on or before any such date, then no further vesting of Common Stock shall occur from and after such termination date; (ii) if Mr. Falcone’s employment arrangement with the Company is terminated by Mr. Falcone with Good Reason or by the Company without Cause then the warrant shall continue to vest on the dates that the warrant would otherwise have vested had Mr. Falcone continued to remain employed by the Company and Mr. Falcone shall have six months to exercise the warrant after the date of vesting of the warrant; and (iii) if Mr. Falcone’s employment arrangement with the Company is terminated as a result of the Mr. Falcone’s death or Disability, then the warrant shall continue to vest on the dates that the warrant would otherwise have vested had Mr. Falcone continued to remain employed by the Company and Mr. Falcone or his representatives shall have twelve months to exercise the warrant after the date of vesting of the warrant. The terms “Cause,” Disability” and “Good Reason” shall have the meaning set forth in the 2014 Warrant Plan; provided, that if Mr. Falcone and the Company enter into an employment agreement, then “Cause,” “Disability” and “Good Reason” shall have the meaning set forth in such employment agreement, and in the absence of a definition contained therein, shall have the meaning set forth in the 2014 Warrant Plan.

Our Board recommends a vote for the approval of the 2014 Warrant Plan because it believes the plan is in the best interests of the Company and its stockholders.

Summary of Sound Governance Features of the 2014 Warrant Plan

Our Board and our Compensation Committee believe the 2014 Warrant Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

No “evergreen” provision. Subject to adjustment for certain changes in our capitalization, there are only 3,000,000 shares of our Common Stock available for issuance under the 2014 Warrant Plan. This number will not automatically increase or otherwise adjust based upon the number of shares outstanding.

Will not be excessively dilutive to our stockholders. Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our Common Stock authorized for issuance under the 2014 Warrant Plan is 3,000,000 shares. Shares withheld to satisfy tax withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered as a result of a “net exercise” of a warrant will not become available for issuance as future award grants under the 2014 Warrant Plan.

Warrant exercise price was set at 105% of the fair market value on the grant date. All of the warrants eligible to be granted under the 2014 Warrant Plan were granted under the Warrant Agreement, subject to stockholder approval, with an exercise price per share equal of $13.125, which was 105% of the closing price per share of our Common Stock on March 10, 2014, the date of grant.

No repricing or exchange without stockholder approval. The 2014 Warrant Plan prohibits the repricing of outstanding warrants without stockholder approval, except in connection with certain corporate transactions involving the Company.

“Clawback” provisions. The 2014 Warrant Plan contains “clawback” provisions, which provide that if our Chief Executive Officer is determined by our Compensation Committee to have engaged in activity that is in conflict with or adverse to our interests or violated a noncompete, nonsolicit, nondisclosure or other agreement to which he becomes a party. All rights of our Chief Executive Officer under the 2014 Warrant Plan and the Warrant Agreement will terminate and be forfeited and our Compensation Committee may require our Chief Executive Officer to surrender and return to the Company any shares received, and/or to repay any profits or any other economic value made or realized by our Chief Executive Officer. To the extent required by applicable law (including without limitation Section 304 of Sarbanes-Oxley and Section 954 of the Dodd-Frank Act), awards shall be subject to clawback, forfeiture or similar requirement.

Summary of the 2014 Warrant Plan Features

The following summary of the material features of the 2014 Warrant Plan is qualified in its entirety by reference to the complete text of the 2014 Warrant Plan attached to Annex B to this Proxy Statement.

As noted above, if the 2014 Warrant Plan is approved by stockholders at the Annual Meeting, then the March 10, 2014 grant to our Chief Executive Officer of a warrant to purchase 3,000,000 shares of Common Stock will become effective, and no further shares of Common Stock will remain available for grant under the 2014 Warrant Plan.

Administration. Our Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code) will administer the 2014 Warrant Plan. Our Compensation Committee has the authority to administer the terms and conditions of the Warrant Agreement and to adopt, alter and repeal rules, guidelines and practices related thereto. Our Compensation Committee will have full discretion to administer and interpret the 2014 Warrant Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable, or to comply with any applicable law, including Section 162(m) of the Code and the regulations promulgated thereunder and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Participation is limited to our Chief Executive Officer.

Number of Shares Authorized. There are an aggregate of 3,000,000 shares of our Common Stock available under the 2014 Warrant Plan, which were all granted under the Warrant Agreement. If there is any change in our corporate capitalization, our Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2014 Warrant Plan, the number of shares covered by the Warrant Agreement, the limitations on the Warrant Agreement, the exercise price of outstanding warrants and such other equitable substitution or adjustments as it may determine appropriate.

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that our Compensation Committee determines that an adjustment is necessary or appropriate to the number of shares issuable under the Warrant Agreement, then our Compensation Committee can make adjustments in a manner that it deems equitable. The Warrant Agreement provides that to the extent the Company accelerates or makes anti-dilutive or similar adjustments to substantially all of the outstanding stock options issued to the Company’s senior executives, then the Company shall make substantially similar accelerations and/or adjustments to the warrant, in each case to the extent permitted by applicable law and the rules and regulations of the applicable stock exchange.

Warrants. All of the warrants eligible to be granted under the 2014 Warrant Plan were granted under the Warrant Agreement, subject to the approval of our stockholders. The Warrant Agreement grants the participant the right to purchase shares of Common Stock at an exercise price per share equal of $13.125, which was 105% of the closing price per share of our Common Stock on March 10, 2014, the date of grant. The closing price of a share of Common Stock on April 25, 2014, was $11.59. The warrants issued under the Warrant Agreement expire on March 10, 2019; provided, that, if the term of a warrant or the final date to exercise a warrant is (a) a date during which trading in the shares of Common Stock is prohibited by the Company’s insider trading policy, the warrant’s term shall be automatically extended until the 30th day following the expiration of such prohibition or (b) not a business day, then it will be extended to the following business day. Payment in respect of the exercise of a warrant may be made in cash, by check, by cash equivalent and/or shares of Common Stock valued at the fair market value at the time the warrant is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as our Compensation Committee may permit in its sole discretion, including: (i) by withholding or surrender of the minimum number of shares of Common Stock otherwise deliverable in respect of a warrant that are needed to pay the exercise price and all applicable required withholding taxes; (ii) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted cashless exercise mechanism; or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of a warrant that are needed to pay the exercise price and all applicable required withholding taxes (which is the method our Chief Executive Officer may require pursuant to, and in accordance with, the terms of the Warrant Agreement), subject to any limitations that the Compensation Committee may impose in order for the Company to remain in compliance with any debt or indenture covenants or similar undertakings.

Effect of Change in Control. In the event of a “change in control,” our Compensation Committee may in its sole discretion provide that all then-outstanding Warrants shall become immediately exercisable as of immediately prior to the “change in control” with respect to up to 100 percent of the shares subject to such Warrant.

Transferability. The Warrant Agreement may be exercised by our Chief Executive Officer during his lifetime (subject to earlier expiration in accordance with the terms thereof) or, if permissible under applicable law, by his guardian or legal representative and may not be otherwise transferred or encumbered by our Chief Executive Officer other than by will or by the laws of descent and distribution.

Amendment. The 2014 Warrant Plan will have a term of five years. Our Board may amend, suspend or terminate the 2014 Warrant Plan at any time except to the extent applicable law or NYSE Rules require otherwise, including a requirement to obtain stockholder approval. No amendment, suspension or termination will impair the rights of the participant without the consent of the participant.

Our Compensation Committee may, to the extent consistent with the terms of the Warrant Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or associated with the Warrant Agreement, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the participant shall not to that extent be effective without the consent of the affected participant; and provided, further that, subject to certain exceptions, without the approval of our stockholders, (i) no amendment or modification may reduce the exercise price of any warrant, (ii) our Compensation Committee may not cancel any outstanding warrant and replace it with a new warrant (with a lower exercise price), and (iii) no warrant may be exchanged for cash or another award. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our stockholders.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2014 Warrant Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

No income will be realized by the participant upon grant of a warrant. Upon the exercise of a warrant, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code.

New Plan Benefits

Name and Position(1)(2)	Number of Units
Philip A. Falcone, Chairman of our Board and Chief Executive Officer	3,000,000 Warrants	(3)

(1)	Except for the issuance of warrants to Mr. Falcone, the Company has not issued any warrants under the 2014 Warrant Plan to any other person or entity.

(2)	No other person or entity is eligible to receive a grant of warrants under the 2014 Warrant Plan.

(3)	On March 10, 2014, Mr. Falcone was granted, subject to stockholder approval of the 2014 Warrant Plan, a warrant to purchase 3,000,000 shares of our Common Stock at an exercise price per share equal to $13.125, which was 105% of the closing price per share of our Common Stock on March 10, 2014 (the date of grant).

Warrants

Except for the warrant to purchase 3,000,000 shares of our Common Stock described above, we have not issued any warrants under the 2014 Warrant Plan to any other person or entity, and no other person or entity is eligible to receive a grant of warrants under the 2014 Warrant Plan. Our Chief Executive Officer has a financial interest in this proposal because, if approved, he will retain the warrant granted pursuant to the Warrant Agreement under the 2014 Warrant Plan. In light of this, he abstained from the Board vote approving the 2014 Warrant Plan.

Vote Required

Under relevant NYSE Rules relating to approval of equity compensation plans and our By-laws, the affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve the 2014 Warrant Plan. Applicable regulations promulgated under the Code require the affirmative vote of a majority of the votes cast on the issue at the Annual Meeting to approve the performance based provisions of the 2014 Warrant Plan. If the 2014 Warrant Plan is approved, the warrant grant we have made to our Chief Executive Officer described herein will become effective.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2014 WARRANT PLAN.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. The persons named on the proxy are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting.

COMMUNICATIONS WITH OUR BOARD

We believe that communications between our Board, our stockholders and other interested parties are an important part of our corporate governance. Stockholders and other interested parties may communicate with our Board, the Audit Committee, the Compensation Committee, the NCG Committee, any individual director, or all non-management directors as a group, by mailing such communications to the following address: c/o Ehsan Zargar, Senior Vice President, Deputy General Counsel & Corporate Secretary at Harbinger Group Inc., 450 Park Avenue, 30th Floor, New York, NY 10022.

If the letter is from a stockholder, the letter should state that the sender is a stockholder. Under a process approved by our Board and defined in the Corporate Governance Guidelines, depending on the subject matter, management will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.

A summary of all relevant communications that are received after the last meeting of the full Board, or of non-management directors, and which are not forwarded will be presented at each Board meeting along with any specific communication requested by a director.

Stockholders and other interested parties who have concerns or complaints relating to accounting, internal accounting controls or other matters may contact the Audit Committee by writing to the following address:

Harbinger Group Inc.

Attention: Audit Committee Chair

450 Park Avenue, 30th Floor

New York, New York 10022

All communications will be handled in a confidential manner, to the extent practicable and permitted by law. Communications may be made on an anonymous basis; however, in these cases the reporting individual must provide sufficient details for the matter to be reviewed and resolved. The Company will not tolerate any retaliation against an employee who makes a good faith report.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company, as of the date of this Proxy Statement. All officers of the Company serve at the discretion of the Board.

Name	Age	Position
Philip A. Falcone*	51	Chairman of the Board and Chief Executive Officer
Omar M. Asali*	43	Director and President
Thomas A. Williams	54	Executive Vice President and Chief Financial Officer
David M. Maura *	41	Director and Executive Vice President of Investments
Michael Kuritzkes	53	Executive Vice President and General Counsel
Michael Sena	41	Vice President and Chief Accounting Officer

*	For biographical information see “Proposal 1 — Election of Directors” above.

Thomas A. Williams, age 54, has been the Executive Vice President and Chief Financial Officer of HGI since March 2012. Mr. Williams has also been the Executive Vice President and Chief Financial Officer of Zap.Com since March 2012. Mr. Williams is also a director of Front Street Re Ltd. (Cayman Islands), a director of FS Hold Co II LTD. (Delaware), a director of HGI Asset Management Holdings, a director of Fidelity & Guaranty Life and a member of its audit committee. Prior to joining HGI, Mr. Williams was President, Chief Executive Officer and a director of RDA Holding Co. and its subsidiary Reader’s Digest Association, Inc. (together, “RDA”) from April 2011 until September 2011. Previously, Mr. Williams was RDA’s Chief Financial Officer from February 2009 until April 2011 where his primary focus was on developing business restructuring plans for the company. RDA later filed for bankruptcy protection in February 2013. Prior to joining RDA, Mr. Williams served as Executive Vice President and Chief Financial Officer for Affinion Group Holdings, Inc., a portfolio company of Apollo Management, L.P., from January 2007 until February 2009 where his primary focus was on growing enterprise value, finance, accounting, treasury, tax, investor relations and compliance with Sarbanes-Oxley. Previously, Mr. Williams spent more than 21 years with AT&T, Inc., where he held a progression of senior financial and officer positions including Chief Financial Officer, AT&T Networks; Chief Financial Officer, AT&T Global Network Technology Services; Chief Financial Officer, AT&T Laboratories; and AT&T Chief Process Officer. Mr. Williams started at AT&T with Bell Laboratories in June 1985. Prior to his tenure at AT&T, Mr. Williams was International Controller of McLean Industries Inc. from 1984 to 1985, Industry Analyst of Interpool Ltd. from 1982 to 1984 and Commodity Trading Associate with Bache Halsey Stuart Shields, Inc. from 1981 to 1982. Mr. Williams received a BA in Economics from the University of South Florida.

Michael Kuritzkes, age 53, has served as Executive Vice President and General Counsel of HGI since June 2013. From April 2012 through June 2013, Mr. Kuritzkes served as the Executive Vice President and General Counsel for Digital First Media, Inc., Journal Register Company (“JRC”) and MediaNews Group, Inc. which owned and managed 75 daily newspapers, several hundred weekly publications and related websites and advertising networks throughout the United States and had approximately 9,000 employees. During his time at JRC, the Company filed for voluntary bankruptcy protection. From October 2010 through April 2012, Mr. Kuritzkes served as General Counsel for Philadelphia Media Network which owned and operated The Philadelphia Inquirer, The Philadelphia Daily News, Philly.com and related assets. In August 1997, Mr. Kuritzkes joined Sunoco, Inc. as a General Attorney, and he served as Sunoco’s Senior Vice President and General Counsel from May 2000 through February 2010, overseeing the legal affairs of Sunoco’s refining, marketing, commodity chemicals and metallurgical coke businesses as well as the formation of Sunoco Logistics Partners and Sunoco’s role as general partner of SXL. From May 1991 through May 1997, he held a progression of legal roles with Ultramar Inc., a New York Stock Exchange-listed refining and marketing company with operations in the United States and Canada. From 1985 through 1991, Mr. Kuritzkes was a transactional lawyer in the New York offices of Kaye Scholer and Battle Fowler representing issuers and underwriters in mergers and acquisitions, financings and general corporate matters. Mr. Kuritzkes received his undergraduate degree in

Industrial and Labor Relations from Cornell University and his Juris Doctor from The University of Pennsylvania, where he was a member of the Law Review.

Michael Sena, age 41, has been the Vice President and Chief Accounting Officer of HGI since November 2012. Mr. Sena is also the Vice President and Chief Accounting Officer of Zap.Com. From January 2009 until November 2012, Mr. Sena held various accounting and financial reporting positions with the Reader’s Digest Association, Inc., last serving as Vice President and North American Controller. Before joining the Reader’s Digest Association, Inc., Mr. Sena served as Director of Reporting and Business Processes for Barr Pharmaceuticals from July 2007 until January 2009. Prior to that Mr. Sena held various positions with PricewaterhouseCoopers. Mr. Sena is a Certified Public Accountant and holds a B.S. in Accounting from Syracuse University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than 10% of the Common Stock and securities convertible into shares of Common Stock (together with the Common Stock, “Subject Shares”), to file with the SEC initial reports of ownership and reports of changes in ownership of Subject Shares. Directors, officers and greater than 10% beneficial owners of the Subject Shares are required by the SEC’s regulations to furnish us with copies of all forms they file with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended September 30, 2013 except that Messrs. Luterman, Ianna and Kuritzkes filed their respective Form 3 Initial Statements of Beneficial Ownership later than the time prescribed by the SEC.

PERFORMANCE GRAPH

Set forth below is a line-graph presentation comparing the cumulative stockholder return on our Common Stock against cumulative total returns of following: (a) the Russell 2000 and (b) a peer group of companies consisting of Leucadia National Corporation, Carlisle Companies Inc., Apollo Global Management, LLC and Standex International Corp. The performance graph shows the total return on an investment of $100 for the period beginning September 30, 2008 and ending September 30, 2013. The Company believes that the peer group of companies provides a reasonable basis for comparing total stockholder returns. The stockholder return shown on the graph below is not necessarily indicative of future performance, and we will not make or endorse any predictions as to future stockholder returns. The graph and related data were furnished by Research Data Group, Inc.

Comparison of 5 Year Cumulative Total Return*

Among Harbinger Group, the Russell 2000 Index, and a Peer Group

*	$100 invested on September 30, 2008 in stock or index, including reinvestment of dividends.
Fiscal year ending September 30.

CORPORATE GOVERNANCE

On September 27, 2013, following the consummation of certain dispositions of HGI’s common stock by the HCP Stockholders, we ceased to qualify as a “controlled company” for the purposes of Section 303A of the NYSE Rules. Prior to September 27, 2013, the HCP Stockholders controlled more than 50% of the voting power of HGI, and, accordingly, we availed ourselves of the “controlled company” exceptions. During such time, we had determined to voluntarily form a compensation committee with a written charter and composed entirely of independent directors, and not to have a nominating and corporate governance committee. See “Security Ownership of Certain Beneficial Owners and Management” herein for the HCP Stockholders ownership of HGI common stock.

In accordance with the NYSE Rules, we currently have a NCG Committee and a Compensation Committee, each of which have written charters addressing each such committee’s purpose and responsibilities and are comprised entirely of independent directors. Both prior to and after September 27, 2013, our Audit Committee has, and continues to have, a written charter and is comprised entirely of independent directors. In addition, in accordance with the NYSE Rules, our Board is required to be composed of a majority of independent directors on or prior to September 27, 2014.

Corporate Governance Guidelines and Code of Ethics and Business Conduct

Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitor the effectiveness of policy and decision making both at our Board and management level, with a view to enhancing stockholder value over the long term. The Corporate Governance Guidelines address, among other things, our Board and Board committee composition and responsibilities, director qualifications standards and selection of the Chairman of our Board and our Chief Executive Officer.

Our Board has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees and a Code of Ethics for Chief Executive and Senior Financial Officers to provide guidance to all our directors, officers and employees, including our principal executive officer, principal accounting officer or controller or persons performing similar functions. Our Board has adopted a corporate governance policy prohibiting our directors and executive officers from (i) hedging the economic risk associated with the ownership of HGI’s common stock, or (ii) pledging our Common Stock, after the date the policy was adopted, unless first pre-approved by HGI’s legal department. Our Board has adopted equity retention policies for the Company’s senior management and our non-executive Directors.

Meetings of Independent Directors

We generally hold executive sessions at each Board and committee meeting. The Chairman of our Audit Committee presides over executive sessions of the entire Board and the chairman of each committee presides over the executive session of that committee.

Board Structure and Risk Oversight

Mr. Falcone serves as the Chairman of our Board and our Chief Executive Officer. Mr. Falcone has extensive investment and leadership expertise. Our Board believes that we benefit from this structure and, based upon Mr. Falcone’s extensive investment and leadership expertise, Mr. Falcone’s continuation as our Chairman and Chief Executive Officer is in the best interests of our stockholders.

Our management is responsible for understanding and managing the risks that we face in our business, and our Board is responsible for overseeing management’s overall approach to risk management. Starting as of September 27, 2013, our Board has been assisted by our NCG Committee with, among other things, its oversight of risk. Our Board receives reports on the operations of our businesses from members of management and members of management of our subsidiaries as appropriate and discusses related risks. Our Board also fulfills its oversight role through the operations of our NCG Committee, Audit Committee and Compensation Committee. As appropriate, these committees of the Board provide periodic reports to our Board on their activities. Our Audit Committee is responsible for oversight of corporate finance and financial reporting related risks, including those related to our accounting, auditing and financial reporting practices. Our Compensation Committee is responsible for the oversight of our compensation policies and practices, including conducting annual risk assessments of our compensation policies and practices. Our NCG Committee is responsible for assisting our Board with the oversight of risks and reviewing and making recommendations to our Board regarding our overall corporate governance, including board and committee composition, board nominees, size and structure and director independence, our corporate governance profile and ratings, and our political participation and contributions.

Governance Documents Availability

We have posted our Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors, Officers and Employees, Code of Ethics for Chief Executive and Senior Financial Officers, Audit Committee Charter, Compensation Committee Charter and NCG Committee Charter on our website under the heading “Corporate Governance” at www.harbingergroupinc.com. We intend to disclose any amendments to, and, if applicable, any waivers of, these governance documents on that section of our website. These governance documents are also available in print without charge to any stockholder of record that makes a written request to HGI. Inquiries must be directed to the Investor Relations Department at Harbinger Group Inc., 450 Park Avenue, 30th floor, New York, New York 10022.

INFORMATION ABOUT COMMITTEES OF OUR BOARD

Our Audit Committee and Compensation Committee were our Board’s only standing committees during Fiscal 2013. We created our NCG Committee on September 27, 2013. In addition, a special committee of the independent directors of our Board operated on an ad hoc basis in Fiscal 2013.

Audit Committee

As of April 28, 2014, our Audit Committee is composed of Messrs. Gerald Luterman (Chairman), Frank Ianna and Eugene I. Davis. Messrs. Thomas Hudgins and Robert V. Leffler, Jr. also served as members of our Audit Committee from the commencement of Fiscal 2013 until April 8, 2013. Messrs. Gerald Luterman and Frank Ianna joined as members of our Board and our Audit Committee on April 8, 2013. Mr. Chan served as a member of our Board and our Audit Committee for the entirety of Fiscal 2013. Mr. Chan ceased serving as a member of the Audit Committee on April 28, 2014 and Mr. Davis was appointed as a member of the Audit Committee following such cessation.

Our Board determined that all members of our Audit Committee qualify as independent under applicable SEC rules, NYSE Rules and the Company’s Corporate Governance Guidelines. Messrs. Luterman, Ianna, Chan and Hudgins qualified as “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K. Our Audit Committee held five meetings during Fiscal 2013.

Our Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by our Board, which can be viewed on our website, www.harbingergroupinc.com, under the heading “Corporate Governance.”

Compensation Committee

As of April 28, 2014, our Compensation Committee is composed of Messrs. Eugene I. Davis (Chairman), Frank Ianna and Gerald Luterman. Messrs. Robert V. Leffler, Jr. (former Chairman) and Thomas Hudgins also served as members of our Compensation Committee from the commencement of Fiscal 2013 until April 8, 2013.

Messrs. Frank Ianna and Gerald Luterman joined as members of our Board and our Compensation Committee on April 8, 2013. Mr. Chan served as a member of our Board and our Compensation Committee for the entirety of Fiscal 2013. Mr. Chan ceased serving as a member of the Compensation Committee on April 28, 2014 and Mr. Davis was appointed as the Chair of the Compensation Committee following such cessation.

Our Board determined that all members of our Compensation Committee qualify as independent under applicable SEC rules, NYSE Rules and the Company’s Corporate Governance Guidelines. Our Compensation Committee held 15 meetings during Fiscal 2013. Our Compensation Committee has been delegated the authority to, among other things: (i) review and recommend to our Board corporate goals and objectives relevant to our executive officer compensation and recommend to our Board the compensation level of our executive officers; (ii) make recommendations to our Board with respect to executive officer compensation and benefits, including incentive-compensation and equity-based plans for executive officers; (iii) review and recommend to our Board any employment agreements or severance or termination arrangements to be made with any of our executive officers; and (iv) review and discuss with management our compensation discussion and analysis disclosure and compensation committee reports in order to comply with our public reporting requirements. Our Compensation Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by our Board, which can be viewed on our website, www.harbingergroupinc.com, under the heading “Corporate Governance.”

NCG Committee

As of April 28, 2014, our NCG Committee is composed of Messrs. Frank Ianna (Chairman), Gerald Luterman, and Eugene I. Davis. As described under the heading “Corporate Governance” above, HGI formed our NCG Committee on September 27, 2013. Accordingly, we did not have a NCG Committee for a substantially all of Fiscal 2013. Mr. Chan ceased serving as a member of the NCG Committee on April 28, 2014 and Mr. Davis was appointed as a member of the NCG Committee following such cessation.

Our Board determined that all members of our NCG Committee qualify as independent under applicable SEC rules, NYSE Rules and the Company’s Corporate Governance Guidelines. Our NCG Committee held one meeting during Fiscal 2013.

Our NCG Committee has been delegated the authority to, among other things, (i) develop and recommend to our Board for approval the criteria for Board membership and identify individuals qualified to become members of our Board, (ii) recommend to our Board for selection director nominees for the next annual meeting of stockholders or to fill vacancies on our Board, (iii) assist the Board in determining whether individual directors have material relationships with our Company that may interfere with their independence and (iv) develop, review and assess at least annually the adequacy of the Company’s corporate governance principles and guidelines, the Board’s and management’s review of the Company’s risk oversight process, and make recommendations to the Board as the NCG Committee deems appropriate. Our NCG Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by our Board, which can be viewed on our website, www.harbingergroupinc.com, under the heading “Corporate Governance.”

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

Our Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, which can be viewed on our website, www.harbingergroupinc.com, under “Corporate Governance.”

Our Audit Committee Charter adopted by the Board incorporates requirements mandated by Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the NYSE listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and for auditing the Company’s internal control over financial reporting and issuing their reports thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, our Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for Fiscal 2013, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s audit of the Company’s internal control over financial reporting. Our Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, KPMG has provided our Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG their firm’s independence. Our Audit Committee has concluded that KPMG’s provision of audit and non-audit services to HGI and its affiliates is compatible with KPMG’s independence.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements for the fiscal year ended September 30, 2013 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board of Directors that KPMG be appointed as our independent registered public accounting firm for Fiscal 2014.

AUDIT COMMITTEE

Mr. Gerald Luterman (Chairman)

Mr. Frank Ianna

Mr. Lap Wai Chan

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our compensation program and policies, the material compensation decisions made under those programs and policies, and the material factors considered in making those decisions. The discussion below is intended to help you understand the detailed information provided in our executive compensation tables and put that information into context within our overall compensation program. The series of tables following this Compensation Discussion and Analysis provides more detailed information concerning compensation earned or paid in Fiscal 2013, Fiscal 2012 and Fiscal 2011 for the following individuals (each a “named executive officer” as of September 30, 2013):

•	Philip A. Falcone, the Chairman of our Board and our Chief Executive Officer;

•	Omar M. Asali, a Director and our President;

•	Thomas A. Williams, our Executive Vice President and Chief Financial Officer;

•	David M. Maura, a Director and our Managing Director and Executive Vice President of Investments; and

•	Michael Sena, our Vice President and Chief Accounting Officer, effective as of November 19, 2012.

Executive Summary

Fiscal 2013 Business Highlights

•

Closed on a transaction with EXCO Resources Inc. to create an oil and gas joint venture (the “EXCO/HGI JV”) to operate certain of EXCO’s producing U.S. conventional oil and natural gas assets in the Permian Basin and the Cotton Valley of East Texas and North Louisiana; and subsequently, closed a tuck-in acquisition at EXCO/HGI JV to purchase shallow Cotton Valley assets from an affiliate of BG Group plc;

•

Completed Spectrum Brands’ acquisition of Stanley Black & Decker, Inc.’s Hardware & Home Improvement Group, including the acquisition of the Taiwanese residential lockset business, Tong Lung Metal Industry.

•

Refinanced $500.0 million of HGI’s 10.625% senior secured notes on more favorable terms, and further increased financial flexibility through the issuance of an aggregate $925.0 million of HGI’s 7.875% senior secured notes; and

•	Purchased $12.3 million of our common stock in the fourth quarter pursuant to a $50.0 million share repurchase program.

Fiscal 2013 Financial Results Highlights

•	Our total revenues for Fiscal 2013 increased to $5,543.4 million, or 23.7%, from $4,480.7 million in Fiscal 2012, driven by strong growth across all operating segments.

•	Our consolidated operating income increased 80.1% to $737.4 million in Fiscal 2013 from $409.5 million in Fiscal 2012;

•

We received dividends of approximately $127.1 million from our subsidiaries, including $93.0 million from FGL, $22.8 million from Spectrum Brands, $7.5 million from the EXCO/HGI JV, and $3.8 million from Salus Capital Partners, LLC. In addition, at the close of the EXCO/HGI JV transaction, HGI received a $22.7 million benefit, in the form of a purchase price reduction;

•	Our consumer products segment’s operating profit for Fiscal 2013 increased $49.4 million, or 16.4%, to $351.2 million from $301.8 million for Fiscal 2012;

•

Our insurance segment’s operating profit for Fiscal 2013 increased by $363.0 million to $522.9 million from $159.9 million for Fiscal 2012 (our Insurance segment’s adjusted operating income increased by $163.5 million, or 282.4%, to $221.4 million);

•	Our financial services segment reported operating profit of $10.4 million for Fiscal 2013, compared to $2.5 million earned during Fiscal 2012, an increase of $7.9 million;

•

Our energy segment reported revenues of $90.2 million and an operating loss of $45.2 million primarily as a result of a non cash impairment charge of $54.3 million of oil and natural gas properties; and

•

We ended Fiscal 2013 with corporate cash and short-term investments of approximately $301.2 million (primarily held at HGI and our wholly-owned subsidiary, HGI Funding LLC), which can be used to support our business strategy and grow of our existing businesses.

The foregoing is a highlight summary of certain of HGI’s performance measures as of the end of Fiscal 2013. For a more complete understanding and evaluation of the business of the Company and its subsidiaries, you are encouraged to read the Company’s reports filed with the SEC.

Summary of Sound Governance Features of our Compensation Programs

Our compensation programs, practices, and policies are reviewed and re-evaluated periodically, and are subject to change from time to time. Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. Listed below are some of the Company’s more significant practices and policies that were in effect during Fiscal 2013, which were adopted to drive performance and to align our executives’ interests with those of our stockholders.

What We Did For Fiscal 2013

•

Pay for Performance Philosophy: Our executive compensation programs are designed to pay for performance, with a significant portion of executive compensation not guaranteed. Target compensation is established for our executive officers at the beginning of the performance period by our Compensation Committee. Our named executive officers (excluding Mr. Falcone, who, other than minor perquisites discussed in “Compensation and Benefits — Summary Compensation Table” herein, did not receive compensation from the Company for his services in Fiscal 2013) had an opportunity to earn actual compensation that varied from target, based on achievement against pre-established performance targets. Variable compensation rewards performance and contribution to both short-term and long-term corporate financial performance. For Fiscal 2013, variable pay represented 97.6%, 93.7%, 97.5% and 80.0% of total compensation for Messrs. Asali, Williams, Maura and Sena, respectively, each of whom participated in our Fiscal 2013 bonus program.

•

Independent Executive Compensation Consultants: Our Compensation Committee works with Mercer and Hodak, two independent executive compensation consultant firms, and separate outside counsel, WilmerHale.

•

Mitigation of Undue Risk: Our compensation plans have provisions to mitigate undue risk, including bonus plan mechanisms that defer significant portions of awards, partially subject to forfeiture (see “Clawback Policy” and “Malus Provision” below), and relate future target performance to past performance in a manner that closely ties awards to sustainable performance over time.

•	Postemployment Restrictive Covenants: Our employment agreements provide for post employment non-competition, non-solicitation and non-disparagement provisions.

•

Clawback Policy: Our equity awards allow the Company to recover payouts in the event that recoupment is required by applicable law (including pursuant to Sarbanes-Oxley and the Dodd-Frank Act) or a participant receives for any reason any amount in excess of what should have been received (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error).

•

Malus Provision: Our annual bonus program provides for an automatic deferral of payouts in excess of two times the target bonus pool, with cash deferrals subject to reduction if the Company does not meet certain specified performance criteria in subsequent years.

•

Negative Discretion: Our Compensation Committee reserves the right to exercise negative discretion to reduce awards under the annual bonus plan. For Fiscal 2013, the Chief Executive Officer, who did not participate in our bonus plan for Fiscal 2013 (“2013 Bonus Plan”) recommended the use of negative discretion to reduce the corporate bonus pool by $24.268 million to $60.663 million. Our Compensation Committee reviewed and accepted the Chief Executive Officer’s recommendations.

•	Award Caps: Amounts that can be earned by any individual under the annual bonus program are capped at $20 million per year (“Award Cap”).

•

Equity Retention: Our Board adopted an equity retention policy during Fiscal 2013 for senior management, requiring each member of senior management to retain ownership of at least 25% of his or her covered shares, net of taxes and transaction costs, until the earlier of (i) the date of such senior management member’s termination of employment with the Company or (ii) the date such person is no longer a member of senior management.

What We Did Not Do for Fiscal 2013

•

No 280G or Section 409A Excise Tax Gross-Ups: We do not provide “gross-ups” for any taxes imposed with respect to Section 280G (change of control) or Section 409A (nonqualified deferred compensation) of the Internal Revenue Code.

•	No Pensions or Supplemental Pensions: Our named executive officers are not provided with pension or supplemental executive retirement plans.

•	No Single Trigger Equity Acceleration: We do not provide “single-trigger” equity vesting upon a change of control of the Company.

•	No Repricing of Underwater Stock Options without Stockholder Approval: We do not lower the exercise price of any outstanding stock options, unless stockholders approve this.

•	No Discounted Stock Options: The exercise price of our stock options is not less than 100% of the fair market value of our common stock on the date of grant.

•

No Unauthorized Hedging or Pledging: The Board has adopted a corporate governance policy prohibiting our directors and executive officers from (i) hedging the economic risk associated with the ownership of our common stock and (ii) pledging our common stock, after the date the policy was adopted, unless first pre-approved by the Company’s legal department.

Compensation Philosophy and General Objectives

Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. We grant target levels of compensation that are designed to attract and retain employees who are able to meaningfully contribute to our success. Our Compensation Committee considers several factors in designing target levels of compensation, including, but not limited to, historical levels of pay for each executive, actual turnover in the executive ranks, market data on the compensation of executive officers at similar companies, and its judgment about retention risk with regards to each executive relative to their importance to the Company. In reviewing market data, our Compensation Committee has reviewed the total compensation for each executive officer relative to executives in the same or similar positions in an appropriate market comparison group, which includes seventeen business development or private equity companies, adjusting the total compensation observed at these peers for their size relative to the Company. The seventeen companies are American Capital, Ltd., Apollo Global Mgmt., Blackstone Group LP, Capital Southwest Corp, Carlyle Group, Compass Diversified Holdings, Harris & Harris Group, Hercules Tech Growth Cap, Icahn Enterprises, KKR, Kohlberg Capital Corp, Leucadia National Corporation, Loews Corp, Main Street Capital Corp, MCG Capital Corp, Safeguard Scientifics Inc., and Triangle Capital Corp. While median, size-adjusted total compensation is initially presumed to be competitive market pay, our Compensation Committee does not attempt to target a specific percentile within a peer group or otherwise rely exclusively on that data to determine named executive officer compensation. Our Compensation Committee does not use market data to target specific components of total compensation, such as salary or bonuses, and instead determines the target total level of compensation necessary to be competitive for each executive in the relevant market for that executive’s talent.

The Company’s mix of fixed versus variable compensation, within the target total level of pay, is driven by the Company’s emphasis on pay for performance. The Company uses variable compensation, including performance-based equity grants, as well as management’s accumulated equity holdings, both vested and unvested, to enhance alignment of our named executive officers’ and stockholders’ interests.

Components of Executive Compensation

Our compensation program has four basic elements: salary, initial equity grants, incentive compensation, and other benefits. Salary and benefits are designed to aid in the retention of our employees. Initial equity grants are generally, though not necessarily, awarded upon hiring or promotion, and may consist of restricted stock or stock options with a vesting period. Incentive compensation generally consists of bonuses for individual and company performance, and may be awarded as cash or equity. Equity awards will typically be vested over a period of years to enhance both retention and alignment of interests.

We believe that the various components of our executive compensation program are effective in attracting and retaining our employees and providing a strong alignment of their interests with those of our stockholders. Although each element of compensation described below is considered separately, our Compensation Committee makes its determinations regarding each individual component of the compensation program in the context of the aggregate effect on total compensation for each named executive officer.

During Fiscal 2013, other than minor perquisites discussed in “Compensation and Benefits — Summary Compensation Table” herein, Mr. Falcone did not receive compensation from the Company for his services. In Fiscal 2014, the Company agreed to implement a new compensation arrangement with Mr. Falcone. Our Compensation Committee is considering entering into an employment agreement with Mr. Falcone, but no assurance can be given that such an agreement will be entered into. See “— Significant Events after Fiscal 2013 — Compensation Arrangements for Mr. Falcone.”

The principal elements of compensation for our named executive officers in Fiscal 2013, other than Mr. Falcone, were:

•	base salary;

•	variable compensation potential consisting of cash and equity payouts; and

•	limited benefits.

In addition, Mr. Sena was granted an initial long-term equity grant consisting of a stock option and restricted stock award.

How We Chose Amounts for Each Element of Compensation

Role of Our Compensation Committee and Compensation Consultants

Our Compensation Committee is responsible for our executive compensation program design and administration, including a regular review of our compensation programs and evaluation of management performance and awards consistent with our bonus plan. In approving the compensation program and awards for Fiscal 2013, our Compensation Committee considered a number of factors including, but not limited to, the responsibilities of the position, the executives’ experience and contributions, the competitive marketplace for executive talent, and corporate performance.

Since July 2011 and through the date of this report, our Compensation Committee has been advised by independent compensation consultants, Hodak, a consulting and research firm specializing in designing and implementing performance measures and management incentives, and Mercer, a global leader for human resources, in its review of the Company’s compensation elements, levels of pay and potential programs for short and long term compensation and by separate outside legal counsel, Wilmer Hale. Throughout Fiscal 2013, Mercer, Hodak and WilmerHale worked with our Compensation Committee on the Company’s compensation program, including target levels of compensation for current and new employees, bonus plans or equity awards, and other compensation policies affecting executive officers and directors. Our Compensation Committee met 15 times during Fiscal 2013.

In light of new SEC rules and new NYSE Rules, our Compensation Committee considered the independence of each of our compensation consultants, Hodak and Mercer, including assessment of the following factors: (i) other services provided to the Company by the consultant; (ii) fees paid as a percentage of the consulting firm’s total revenue; (iii) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of our Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Our Compensation Committee has concluded that no conflict of interest exists that would prevent our consultants from independently representing our Compensation Committee.

Base Salary

The base salary of our named executive officers is intended to provide a level of fixed compensation that contributes to the attraction or retention of our executive officers. For Fiscal 2013, our Compensation Committee determined that, at $500,000 per year for each of Messrs. Asali, Williams and Maura and $250,000 per year for Mr. Sena, the salaries represented an appropriate level of fixed compensation relative to each such named executive officer’s respective target total compensation, which varies by position in accordance with each such executive officer’s job responsibilities and contributions to our Company.

During Fiscal 2012, the Company entered into an employment agreement with each of Messrs. Asali, Williams and Maura, and during Fiscal 2013 the Company entered into an employment agreement with Mr. Sena. These employment agreements provide for a fixed base salary and other compensation and were negotiated in connection with Messrs. Asali, Williams, Maura and Sena joining the Company and were approved by our Compensation Committee.

Annual Bonus Plan

Messrs. Asali, Williams, Maura and Sena participated in the 2013 Bonus Plan along with other key employees of the Company (excluding Mr. Falcone). The 2013 Bonus Plan is designed to (i) offer target variable compensation that provide competitive levels of total pay to executives if they achieve target results and (ii) reward and encourage value creation by executives. It provides for annual bonuses comprised of two components. The first component is an individual bonus (the “individual bonus”) based on the achievement of personal performance goals. The second component is a corporate bonus (the “corporate bonus”) based on the achievement of corporate performance measured in terms of the change in the Company’s “Net Asset Value” (as defined below) from the beginning of the Company’s fiscal year to the end of the Company’s fiscal year end (“NAV Return”), in excess of a threshold NAV Return, which for Fiscal 2013 was set at $96.6 million (the “Fiscal 2013 Threshold NAV Return”), representing a 7% increase in our Compensation Committee’s approved Net Asset Value per share at the beginning of Fiscal 2013. Please see the discussion below for additional details for the calculation of the NAV Return.

NAV Return is believed to be a good proxy for creation of value for the Company and its stockholders because it is designed to encourage, among other things, the generation of cash flow by the Company’s subsidiaries and transactions resulting in appreciation of the assets of the Company and its subsidiaries. Corporate bonuses are awarded annually with a portion immediately vested and a portion subject to vesting over a number of years. A portion of the unvested amounts are subject to forfeiture if the NAV Return thresholds are not satisfied in the following years. Our Compensation Committee believes that paying a corporate bonus consistently based on NAV Return, subject to vesting over a number of years, encourages a long-term focus on value creation for the benefit of our stockholders. If in Fiscal 2013, the Company had not produced a NAV Return greater than $96.6 million, no corporate bonuses would have been earned.

For Fiscal 2013, NAV Return was based on the amount calculated as the product of (i) the percentage increase in the Net Asset Value per share of the Company from the beginning of Fiscal 2013 to the end of Fiscal 2013 multiplied by (ii) the Net Asset Value at the beginning of Fiscal 2013. The 2013 Bonus Plan provides that 12% of the excess, if any, of the NAV Return for Fiscal 2013 over the Fiscal 2013 Threshold NAV Return is to be allocated to fund the corporate bonus pool for bonuses to all named executive officers and other key employees. This amount was then reduced (as discussed in greater detail below) by our Compensation Committee pursuant to its exercise of its negative discretion.

For the purpose of the foregoing calculation, the Company’s “Net Asset Value” is generally calculated by (i) starting with the value of the Company’s “Net Asset Value,” as such term is defined in the Preferred Stock Certificate, (ii) then subtracting from such amount the Company’s deferred tax liabilities, (iii) then adding to such amount the Company’s capital contributions to fund start-up businesses, which is subject to a $20 million cap, (iv) then adding to such amount the Company’s deferred financing costs, (v) then adding to such amount the value of the Company’s assets that have not been appraised, which is subject to a $50 million cap, (vi) then eliminating the effect of any increase in legacy liabilities associated with our predecessor entity, Zapata Corporation and its subsidiaries, (vii) then adding to such amount expenses incurred in connection with completing any acquisitions by the Company within the past twelve months, and (viii) excluding any accretion on preferred stock (calculated in the manner contained in the Preferred Stock Certificate). The Company then makes adjustments to eliminate the effects of any conversion of preferred stock into common stock.

Our Company achieved a NAV Return of $804,360,494 during Fiscal 2013. Accordingly, pursuant to the 2013 Bonus Plan, 12% of the portion of the Fiscal 2013 NAV Return that is in excess of $96.6 million, or $84.931 million, was allocated to fund the corporate bonus pool for bonuses to all named executive officers and other key employees. The overall bonus pool was preliminarily divided among all plan participants based on their individual target bonuses as a proportion to the sum of target bonuses. Our Chief Executive Officer, who did not participate in the 2013 bonus plan, then made recommendations to our Compensation Committee with regard to the overall bonus pool and the allocation of awards to all plan participants relative to their respective contributions. For Fiscal 2013, our Chief Executive Officer recommended the use of negative discretion to reduce the corporate bonus pool by $24.268 million to $60.663 million. Our Compensation Committee reviewed and accepted our Chief Executive Officer’s recommendations. There were no adjustments to the corporate bonus award for any named executive officer in Fiscal 2013, except for Mr. Asali, whose total bonus award for Fiscal 2013 was limited to $20 million by the Award Cap.

Pursuant to the 2013 Bonus Plan, awards are paid out in a mix of cash (40%) and equity (60%). The 2013 Bonus Plan was designed such that all awards for Fiscal 2013 greater than two times the target bonus for each plan participant are deferred to subsequent years, in each case, in the proportions as set forth in the charts below. Deferred cash payments may be reduced in subsequent years, if the NAV Return in such years is below a threshold return.

The corporate bonus earned is distributed to participants as follows:

Up to two times the target corporate bonus pool would be paid out in Fiscal 2013 in the following proportion:	Amounts in excess of two times the corporate bonus pool would be paid out in the following proportion:

1.      Cash

2.      Fully Vested Stock

3.      Restricted stock (subject to continued employment) vests on the first anniversary of the grant date.

4.      Fully vested stock options.

5.      Stock options (subject to continued employment) vest on the first anniversary of the grant.

1.      Cash paid on the first anniversary of the original payment date.

2.      Cash paid on the second anniversary of the original payment date.

3.      Restricted stock (subject to continued employment) vests in substantially equal installments on the second and third anniversaries of the grant date.

4.      Stock options (subject to continued employment) vest in substantially equal installments on the second and third anniversaries of the grant date.

As stated above, for Fiscal 2013 a portion of the annual bonus (namely, the individual bonus), was based on individual performance achievement against certain pre-established goals. For Messrs. Asali and Maura, for Fiscal 2013 85% of their target annual bonus was the corporate bonus (based on NAV Return) and 15% was the individual bonus based on performance of individual goals. For Mr. Williams, for Fiscal 2013 60% of his target annual bonus consisted of a corporate bonus and 40% was an individual bonus. For Mr. Sena, for Fiscal 2013 50% of his target annual bonus consisted of a corporate bonus and 50% was an individual bonus. The performance goals for the individual bonus were determined by our Compensation Committee on an individual basis. Participants earned between 0 and 200% of their individual target bonus based on achievement of the individual performance goals, and the individual bonuses could be earned even if NAV Return during Fiscal 2013 did not exceed the Fiscal 2013 Threshold NAV Return. Each of the named executive officers earned 200% of their individual target bonuses based on achievement of their individual performance goals during Fiscal 2013.

For Fiscal 2013, our Compensation Committee established only objective performance goals for Mr. Asali’s individual bonus, which were (i) receipt of $100 million of dividends by the Company from its subsidiaries, (ii) the Company raising capital to replace the $500 million of senior debt and (iii) the improvement of the Company’s credit rating by at least one major credit rating agency. For Fiscal 2013, Mr. Asali’s total target bonus was $2.5 million. Our Compensation Committee determined that Mr. Asali achieved or exceeded each of his individual performance measures. Accordingly, for Fiscal 2013, our Compensation Committee awarded Mr. Asali an individual bonus and corporate bonus in excess of his target amounts, which were comprised of immediately vested and deferred cash and equity. See “Compensation and Benefits — Summary Compensation Table” and “Significant Events after Fiscal 2013 — Equity Grants Pursuant to the 2013 Bonus Plan” for details regarding the amount of Mr. Asali’s individual bonus and corporate bonus and its allocation among immediately vested and deferred cash and equity.

For Fiscal 2013, our Compensation Committee established only objective performance goals for Mr. Williams’ individual bonus, which were (i) receipt of $100 million of dividends by the Company from its subsidiaries, (ii) the Company raising capital to replace the $500 million of senior debt, (iii) the improvement of the Company’s credit rating by at least one major credit rating agency, (iv) the Company’s compliance with all existing or new debt covenants and (v) timely and accurate completion of all external financial reporting by the Company. For Fiscal 2013, Mr. Williams’s total target bonus was $1 million. Our Compensation Committee determined that Mr. Williams achieved or exceeded each of his individual performance measures. Accordingly, for Fiscal 2013, our Compensation Committee awarded Mr. Williams an individual bonus and corporate bonus in excess of his target amounts, which were comprised of immediately vested and deferred cash and equity. See “Compensation and Benefits — Summary Compensation Table” and “Significant Events after Fiscal 2013 — Equity Grants Pursuant to the 2013 Bonus Plan” for details regarding the amount of Mr. Williams’ individual bonus and corporate bonus and its allocation among immediately vested and deferred cash and equity.

For Fiscal 2013, our Compensation Committee established only objective performance goals for Mr. Maura’s individual bonus, which were (i) Spectrum Brands’ achievement of $495 million of adjusted EBITDA (as defined below), (ii) Spectrum Brands’ achievement of $210 million of adjusted free cash flow and (iii) receipt of $30 million of dividends by the Company from Spectrum Brands. For the purposes of Mr. Maura’s performance measure, “adjusted EBITDA” was defined as reported operating income plus certain defined add-backs for depreciation, amortization, acquisition, integration and restructuring related charges. For Fiscal 2013, Mr. Maura’s total target bonus was $2 million. Our Compensation Committee determined that Mr. Maura achieved or exceeded each of his individual performance measures. Accordingly, for Fiscal 2013, our Compensation Committee awarded Mr. Maura an individual bonus and corporate bonus in excess of his target amounts, which were comprised of immediately vested and deferred cash and equity. See “Compensation and Benefits — Summary Compensation Table” and “Significant Events after Fiscal 2013 — Equity Grants Pursuant to the 2013 Bonus Plan” for details regarding the amount of Mr. Maura’s individual bonus and corporate bonus and its allocation among immediately vested and deferred cash and equity.

For Fiscal 2013, our Compensation Committee established both objective and subjective performance goals for Mr. Sena’s individual bonus, which were (i) preparing debt and equity offering memorandums and debt and equity registrations as directed by the Company’s Chief Financial Officer (ii) timely and successful completion of all external auditor reviews and audits of the Company, and (iii) timely and accurate completion of all financial reporting by the Company. For Fiscal 2013, Mr. Sena’s total target bonus was $200,000. Our Compensation Committee determined that Mr. Sena achieved or exceeded each of his individual performance measures. Accordingly, for Fiscal 2013, our Compensation Committee awarded Mr. Sena an individual bonus and corporate bonus in excess of his target amounts, which were comprised of immediately vested and deferred cash and equity. See “Compensation and Benefits — Summary Compensation Table” and “Significant Events after Fiscal 2013 — Equity Grants Pursuant to the 2013 Bonus Plan” for details regarding the amount of Mr. Sena’s individual bonus and corporate bonus and its allocation among immediately vested and deferred cash and equity.

The maximum bonus payment to any individual under our Bonus Plan with respect to any year is subject to the $20 million Award Cap. For Fiscal 2013, this cap limited the total bonus awarded to Mr. Asali in contrast to the amount he would have otherwise earned for Fiscal 2013.

Cash amounts payable pursuant to the 2013 Bonus Plan are included in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal 2013 (although no amounts are actually payable until after the end of Fiscal 2013). However, in the case of equity awards, the SEC disclosure rules require that the Summary Compensation Table and the Grants of Plan-Based Awards Table include for each fiscal year the aggregate fair value, as of the grant date, of equity awards granted only during the applicable fiscal year. The equity awards that were earned by our named executive officers pursuant to the 2013 Bonus Plan in respect of Fiscal 2013 performance were granted on November 29, 2013 and December 2, 2013. As these equity awards will be granted after the end of Fiscal 2013, they are not included in the Summary Compensation Table and Grants of Plan-Based Awards Table in this report, but in accordance with SEC rules will be included in next year’s table for our named executive officers in Fiscal 2014. Notwithstanding the foregoing, we do disclose these awards in this report under “Significant Events after Fiscal 2013 — Equity Grants Pursuant to the 2013 Bonus Plan.”

Initial Long Term Equity Grant

Our practice is to grant service-based equity to named executive officers when our Compensation Committee or Board determines that it would be to the advantage and in the best interests of the Company and its stockholders to grant such equity as an inducement to enter into or remain in the employ of the Company and as an incentive for increased efforts during such employment.

In Fiscal 2013, in accordance with the execution of his employment agreement, Mr. Sena received a one-time initial grant of shares of restricted stock and nonqualified stock options, pursuant to the 2011 Plan. The number of equity awards granted was determined pursuant to his employment agreement. On November 19, 2012, Mr. Sena was granted 10,000 shares of restricted stock and nonqualified stock options to purchase 30,000 shares of our common stock. Subject to his continued employment, Mr. Sena’s restricted stock will vest on November 19, 2015 and his option awards will vest 25% per year on the first, second, third and fourth anniversaries of November 19, 2012.

Benefits

During Fiscal 2013, we provided our named executive officers with standard medical, dental, vision, disability and life insurance benefits available to employees generally.

We limit the use of perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Our named executive officers are eligible to participate in a flexible perquisite account under our FlexNet Program, which permits them to be reimbursed for certain eligible personal expenses, up to a per year cap of $50,000 for Messrs. Falcone, Asali, Williams and Maura and $10,000 for Mr. Sena. Eligible expenses include, but are not limited to, reimbursement for tax preparation, legal services, education programs, health and wellness programs, technology and personal computers, wills and estate planning services and transportation services. Participants are responsible for payment of taxes on FlexNet payments. Reimbursements are made net of taxes and are subject to the annual maximum reimbursement cap described above. The perquisites provided to the named executive officers are quantified in the Summary Compensation Table below.

We sponsor a 401(k) Retirement Savings Plan (the “401(k) Plan”) in which eligible participants may defer a fixed amount or a percentage of their eligible compensation, subject to limitations. In Fiscal 2013 we made discretionary matching contributions of up to 5% of eligible compensation.

Risk Review

Our Compensation Committee has reviewed, analyzed and discussed the incentives created by our executive compensation program. Our Compensation Committee does not believe that any aspect of our executive compensation encourages the named executive officers to take unnecessary or excessive risks.

Our compensation program has provisions to mitigate undue risk, including bonus plan mechanisms that defer significant portions of awards, which are partially subject to forfeiture if the performance that merited the award is not sustained. Furthermore, a significant portion of the deferred awards consist of unvested equity, and the vested portion is subject to the Company’s stock ownership guidelines. We believe that the additional alignment created by this exposure to the Company’s stock price serves to moderate an appetite for undue risk. We also relate future target performance to past actual performance in a manner that closely ties awards to performance over multiple years, which we believe reduces the incentive for short-term decisions or actions that increase current performance at the expense of future growth.

Compensation in Connection with Termination of Employment and Change-In-Control

In determining our employees’ compensation packages, our Compensation Committee recognizes that an appropriate incentive in attracting talent is to provide reasonable protection against loss of income in the event the employment relationship terminates without fault of the employee. Thus, compensation practices in connection with termination of employment generally have been designed to achieve our goal of attracting highly qualified executive talent. Messrs. Asali, Williams, Maura and Sena have employment agreements which provide for termination compensation in the form of payment of bonuses and salary and benefit continuation ranging from six to twelve months following involuntary termination of employment. During Fiscal 2013, our compensation programs did not provide for any “golden parachute” tax gross-ups to any named executive officer. During Fiscal 2013, we also did not provide any “single-trigger” payments due to the occurrence of a change of control to any of our named executive officers.

You can find additional information regarding our practices in providing compensation in connection with termination of employment to our named executive officers under the heading “Payments Upon Termination and Change of Control” below.

Impact of Tax Considerations

With respect to taxes, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deduction that a company may claim in any tax year with respect to compensation paid to each of its Chief Executive Officer and three other named executive officers (other than the Chief Financial Officer), unless certain conditions are satisfied. Certain types of performance-based compensation are generally exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock, and certain formula driven compensation that meets the requirements of Section 162(m). One of the factors that we may consider in structuring the compensation for our named executive officers is the deductibility of such compensation under Section 162(m), to the extent applicable. However, this is not the driving or most influential factor. Our Compensation Committee may approve non-deductible compensation arrangements after taking into account several factors, including our ability to utilize deductions based on projected taxable income, and specifically reserves the right to do so.

Advisory Vote on Executive Compensation

Our Compensation Committee and our Board considered the results of our stockholder vote regarding the non-binding resolution on executive compensation presented at the 2011 Annual Meeting, where 97.31% of votes cast approved the compensation program described in the Company’s proxy statement for the 2011 Annual Meeting. Our Compensation Committee and our Board have continued to maintain a generally similar compensation philosophy but have implemented new compensation plans, including annual bonus plans, commensurate with the expansion of our roster of executives since the 2011 Annual Meeting.

At the 2011 Annual Meeting, a majority of our stockholders approved, as recommended by our Board, a proposal for our stockholders to be provided with the opportunity to cast a non-binding advisory vote on compensation of our named executive officers every three years. Our Board believed that this frequency is appropriate as a triennial vote would provide the Company with sufficient time to engage with stockholders to understand and respond to the “say-on-pay” vote results and to put in place any changes to the Company’s compensation program as a result of such discussions, if necessary. Accordingly, our stockholders are being asked to approve at the Annual Meeting, on an advisory, non-binding basis, the compensation of our named executive officers. See “Proposal 3 Advisory Vote on Executive Compensation.”

Other Events during Fiscal 2013

The Company entered into an employment agreement with Mr. Kuritzkes as its Executive Vice President and General Counsel, effective as of June 17, 2013. On October 1, 2014 and on each anniversary thereafter Mr. Kuritzkes’ employment agreement automatically renews for a one year period, unless either party gives the other written notice of termination at least 90 days prior to the end of the then current term of the employment agreement. Mr. Kuritzkes’ annual base salary is $500,000. Mr. Kuritzkes’ agreement provided that Mr. Kuritzkes was to be awarded an initial equity grant of 25,000 shares of restricted stock and nonqualified stock options to purchase 50,000 shares of the Company’s Common Stock. As of the date hereof, the Company has awarded such equity to Mr. Kuritzkes. The restricted stock will vest and the restrictions will lapse on the third anniversary of June 17, 2013 and the option awards will vest in equal installments on each of the first four anniversaries of June 17, 2013. Mr. Kuritzkes was eligible for an annual bonus in Fiscal 2013.

If during the term of his employment agreement, the Company terminates Mr. Kuritzkes’ employment without “Cause” or if Mr. Kuritzkes resigns his employment for “Good Reason” (each as defined in his employment agreement), then, subject to receiving a signed separation agreement and general release of claims from Mr. Kuritzkes, the Company shall pay or provide Mr. Kuritzkes with: (i) severance equal to twelve (12) months base salary in continuing installments; (ii) the initial equity grant shall vest on a pro-rata basis based on the length of time elapsed (calculated as if Mr. Kuritzkes worked through the end of the then current term); (iii) payment of any non-deferred portion of the annual bonus for the prior year which was earned but unpaid; (iv) payment of 50% of the unpaid deferred cash portion, if any, and vesting of 50% of the unvested equity portion, if any, of annual bonuses awarded for years prior to the year of termination; (v) eligibility for an annual bonus for the year of termination determined in accordance with the employment agreement, provided that (A) the cash portion of such bonus shall be paid and the equity portion of such bonus shall be granted on the same terms and at the same time as such grants are made to other senior executives of the Company, (B) the executive shall only be entitled to 50% of any deferred cash component of such annual bonus with such payment to be made within 74 days following the end of the Company’s fiscal year and (C) only 50% of the equity portion of such annual bonus will be granted and such equity grant will be fully vested on the date of grant; and (vi) continued medical and dental benefits for a 12-month period, subject to the executive’s payment for the cost of such benefits as if he had remained an active employee. In addition, the Company shall pay the executive any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses.

Pursuant to his employment agreement, Mr. Kuritzkes will also be subject to certain non-solicitation restrictions ranging from twelve (12) to eighteen (18) months post termination of employment, as well as perpetual confidentiality provisions. Mr. Kuritzkes will also be subject to a perpetual non-disparagement covenant and, subject to Mr. Kuritzkes signing a release of claims, the non-disparagement covenant will be mutual.

Mr. Kuritzkes’ employment agreement was approved by our Board following its approval and recommendation by our Compensation Committee, who were advised by the Company’s compensation consultants.

Significant Events after Fiscal 2013

This section will provide you with a brief review of certain significant events that have occurred since the end of Fiscal 2013. This section, however, is not a summary of all of the compensation decisions made with respect to our named executive officers for Fiscal 2014, which will be summarized in next year’s report.

Equity Grants Pursuant to the 2013 Bonus Plan

As discussed above in the section titled “Annual Bonus Plan,” the equity awards that were earned by our named executive officers pursuant to the 2013 Bonus Plan in respect of Fiscal 2013 performance were granted on November 29, 2013 and December 2, 2013. They are set forth below. In accordance with SEC rules, these equity awards will be included in next year’s Summary Compensation Table and Grants of Plan-Based Awards Table for our named executive officers in Fiscal 2014.

In November 2013, Mr. Asali was granted $1,275,000, in the form of 127,373 fully vested shares of our common stock. In December 2013, Mr. Asali was granted (i) $8,925,000, in the form of 891,608 shares of restricted stock which vest as follows: 127,373 on November 29, 2014, 382,118 on November 29, 2015, and 382,117 on November 29, 2016 and (ii)$1,800,000, in the form of nonqualified stock options to purchase 409,091 shares of our common stock which vest as follows: 51,136 were vested on the date of grant, 51,136 on November 29, 2014, 153,409 on November 29, 2015 and 153,410 on November 29, 2016.

In November 2013, Mr. Williams was granted $510,000, in the form of 50,949 fully vested shares of our common stock, In December 2013, Mr. Williams was granted (i) $3,290,000, in the form of 328,621 shares of restricted stock which vest as follows: 50,949 on November 29, 2014, 138,836 on November 29, 2015, and 138,836 on November 29, 2016 and (ii) $670,000, in the form of nonqualified stock options to purchase 152,386 shares of our common stock which vest as follows: 20,455 were vested on the date of grant, 20,455 on November 29, 2014, 55,738 on November 29, 2015 and 55,738 on November 29, 2016.

In November 2013, Mr. Maura was granted $1,020,000, in the form of 101,898 fully vested shares of our common stock. In December 2013, Mr. Maura was granted (i) $8,898,000, in the form of 888,891 shares of restricted stock which vest as follows: 101,898 on November 29, 2014, 393,497 on November 29, 2015, and 393,496 on November 29, 2016 and (ii) $1,750,000, in the form of nonqualified stock options to purchase 397,773 shares of our common stock which vest as follows: 40,909 were vested on the date of grant, 40,909 on November 29, 2014, 157,977 on November 29, 2015 and 157,978 on November 29, 2016.

In November 2013, Mr. Sena was granted $102,000, in the form of 10,190 fully vested shares of our common stock. In December 2013, Mr. Sena was granted (i) $408,000, in the form of 40,759 shares of restricted stock which vest as follows: 10,190 on November 29, 2014, 15,285 on November 29, 2015, and 15,284 on November 29, 2016 and (ii)$90,000, in the form of nonqualified stock options to purchase 20,455 shares of our common stock which vest as follows: 4,091 were vested on the date of grant, 4,091 on November 29, 2014, 6,136 on November 29, 2015 and 6,137 on November 29, 2016.

Other Employment Matters

Our Compensation Committee regularly reviews the compensation and employment agreements of our named executive officers. Subsequent to the end of Fiscal 2013, the Company entered into an employment arrangement with Mr. Falcone and amended and restated employment agreements with Omar Asali, Thomas Williams and David M. Maura.

Effective as of October 1, 2013, Mr. Falcone will be entitled to receive an annual base salary of $500,000. In addition, for Fiscal 2014, Mr. Falcone will be eligible to receive an annual bonus comprised of an individual bonus of up to $750,000 based upon the achievement of individual performance measures and a corporate bonus based upon the results of the Company’s corporate performance measured in accordance with terms of the Company’s executive compensation plan. See the section above titled “Annual Bonus Plan” for a description of the plan in place during Fiscal 2013. The payment of any Fiscal 2014 annual bonuses to our executives, including Mr. Falcone, will be made after the end of Fiscal 2014. Our Compensation Committee is considering entering into an employment agreement with Mr. Falcone, but no assurance can be given that such an agreement will be entered into.

On February 11, 2014, the Company entered into amended and restated employment agreements with Omar Asali, Thomas Williams and David M. Maura.

Each amended and restated employment agreement provides for a one year term which automatically renews each October 1, subject to earlier termination. The amended and restated employment agreements provide for an annual base salary of $500,000 and entitle the executives to participate in the Company’s annual bonus plan. Messrs. Asali, Williams and Maura are also subject to certain non-competition restrictions for six (6) months post termination of employment and certain non-solicitation restrictions for eighteen (18) months post termination of employment, a four year post employment cooperation provision and a mutual nondisparagement covenant.

If during the term of the amended and restated employment agreements, the Company terminates an executive’s employment without “Cause” (as defined in the amended and restated employment agreements) or if the executive terminates his employment for “Good Reason” (as defined in the amended and restated employment agreements), subject to the executive executing a general release of claims in favor of the Company, the Company is required to pay or provide the executive with: (i) his base salary for twelve months in continuing installments; (ii) vesting of the initial equity grant on the dates it would otherwise have vested (and the restrictions on the restricted stock will lapse) had executive continued to be an active employee of the Company; (iii) vesting of 100% of the unpaid deferred cash portion, if any, of annual bonuses awarded for years prior to the year of termination, with payment on the same scheduled payment dates (provided that the deferral shall not be for more than four years) and vesting of 100% of the unvested equity portion, if any, of annual bonuses awarded for years prior to the year of termination, with such vesting to occur on the same dates that such equity would otherwise vest had the executive continued to be an active employee of the Company; (iv) eligibility to receive a pro-rata annual bonus for the year of termination, based on achievement of performance, provided that the cash portion of such bonus shall be paid and the equity portion of such bonus shall be granted in the same proportion of cash and equity that are granted to other Company executives, and 50% of such amounts shall be paid within 74 days after the end of the fiscal year and the remaining 50% shall be paid on the first anniversary of such date and (vi) COBRA reimbursement for a period of up to twelve (12) months period.

In addition, during the period beginning sixty days prior to a Change in Control or, if earlier, upon the signing of a definitive agreement to enter into a Change in Control (which in each case actually results in a Change in Control) and ending upon the first anniversary of such Change in Control, if the Company terminates the Executive’s employment without Cause or if the Executive terminates his employment for Good Reason, then in lieu of the severance described above, the Company shall pay or provide the executive with: (i) the sum of two times (x) his base salary and (y) the greater of (A) target variable compensation or (B) $2,500,000, payable in installments over 24 months; (ii) vesting of the initial equity grant as set forth above; (iii) vesting of 100% any unvested equity for annual bonuses awarded prior to the year of termination; (iv) 100% vesting of the unpaid deferred cash portion, if any of annual bonuses awarded for years prior to the year of termination, with payment within 74 days after the Change in Control or cessation of employment (unless Section 409A requires payment on the original payment dates); (v) eligibility for a pro rata annual bonus for the year of termination, based on achievement of performance determined in accordance with the employment agreement, provided that 50% of such amounts shall be paid in cash within 74 days after the end of the fiscal year and the remaining 50% shall be paid in cash on the first anniversary of such date; (vi) outplacement service; and (vii) COBRA reimbursement for 18 months or less.

Our Compensation Committee was advised by separate outside counsel, WilmerHale, and two independent compensation consultants, Mercer and Hodak in considering the employment arrangement with Falcone and the amended and restated employment agreements for Messrs. Asali, Williams and Maura. The foregoing summary of the material features of the amended and restated employment agreements with Messrs. Asali, Williams and Maura are qualified in their entirety by reference to the complete text of the agreements which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2014.

COMPENSATION AND BENEFITS

Summary Compensation Table

The following table discloses compensation for Fiscal 2013, Fiscal 2012 and Fiscal 2011 received by Messrs. Falcone, Asali, Williams, Maura, and Sena, each of whom was a “named executive officer” during Fiscal 2013. As disclosed in greater detail elsewhere in this report, Mr. Sena became our Chief Accounting Officer as of November 19, 2012.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(5)		Option Awards ($)(5)		Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Philip A. Falcone, Chairman of the Board and Chief Executive Officer(1)	2013 2012 2011	— — —	— — —		— — —		— — —		— — —	50,000 — —	50,000 — —
Omar M. Asali, Director and President(2)	2013	500,000	—		10,055,560	(6)	1,934,395	(6)	8,000,000	49,940	20,539,895
	2012	500,000	—		1,701,000		1,735,000		7,934,000	—	11,870,000
	2011	—	—		—		—		—	—	—
Thomas A. Williams, Executive Vice President and Chief Financial Officer(3)	2013	500,000	—		1,835,004	(6)	351,865	(6)	2,980,000	60,000	5,726,869
	2012	278,846	—		240,500		233,786		1,448,000	6,423	2,207,555
	2011	—	—		—		—		—	—	—

David M. Maura, Executive Vice President and Managing Director(4)	2013	500,000	—		8,044,448	(6)	1,547,516	(6)	7,778,000	50,000	17,919,964
	2012	500,000	—		1,215,000		1,231,850		6,346,000	—	9,292,850
	2011	—	—		—		—		—	—	—

Michael Sena, Chief Accounting Officer(9)	2013	211,538	100,000	(10)	83,300		108,123		400,000	19,003	921,964
	2012	—	—		—		—		—	—	—
	2011	—	—		—		—		—	—	—

(1)	During Fiscal 2011 through the end of Fiscal 2013, Mr. Falcone did not receive any compensation for his services to the Company other than $50,000 in Fiscal 2013 as further set forth in footnote 8 below.

(2)	During Fiscal 2011, Mr. Asali did not receive any compensation for his services to the Company, due to his employment at Harbinger Capital and the interim nature of his employment with the Company.

(3)	Mr. Williams’ Fiscal 2012 base salary represents the amount he earned from March 5, 2012 (the effective date of employment) to September 30, 2012.

(4)	Excludes the grant of 100,000 Spectrum Brands shares to Mr. Maura on July 25, 2012 as authorized and approved by a subcommittee comprised solely of independent directors of the compensation committee of Spectrum Brands in recognition of Mr. Maura’s exceptional service to Spectrum Brands.

(5)	All stock and option awards were granted under the 2011 Plan. These columns reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (disregarding any risk of forfeiture assumptions). For a discussion of the relevant valuation assumptions, See Note 22 to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for Fiscal 2013.

(6)

As discussed in greater detail below, equity awards granted after the end of our Fiscal 2013 pursuant to the 2013 Bonus Plan are not presented in this table and will appear in next year’s table. The equity awards presented in this table were granted in November 2012 pursuant to the bonus plan for Fiscal 2012 (the “2012 Bonus Plan”). The equity awards made pursuant to the 2012 Bonus Plan were not included in the Summary Compensation Table or Grants of Plan-Based Awards Table in our report for Fiscal 2012 because such awards were not granted until after the end of our Fiscal 2012. These awards were disclosed, however, in the Compensation Discussion and Analysis in our report for Fiscal 2012. Pursuant to the 2012 Bonus Plan, the following grants were made on November 29, 2012: (A) Mr. Asali was granted (i) $1,267,563, in the form of 148,775 fully vested shares of our common stock, (ii) $8,787,997, in the form of 1,031,455 shares of restricted stock which vests as follows: 148,775 on November 29, 2013, 441,340 on November 29, 2014, and 441,340 on November 29, 2015 and (iii) $1,839,364, in the form of nonqualified stock options to purchase 544,900 shares of our common stock which vests as follows: 71,068 were vested on the date of grant, 71,068 on November 29, 2013, 201,382 on November 29, 2014 and 201,382 on November 29, 2015; (B) Mr. Williams was granted (i) $507,025, in the form of 59,510 fully vested shares of our common stock, (ii) $1,327,978, in the form of 155,866 shares of restricted stock which vests as follows: 59,510 on November 29, 2013, 48,178 on November 29, 2014, and 48,178 on November 29, 2015 and (iii) $331,177, in the form of nonqualified stock options to purchase 100,821 shares of our common stock which vests as follows: 28,427 were vested on the date of grant, 28,427 on November 29, 2013, 21,984 on

November 29, 2014 and 21,983 on November 29, 2015; and (C) Mr. Maura was granted (i) $1,014,050, in the form of 119,020 fully vested shares of our common stock, (ii) $7,030,397, in the form of 825,164 shares of restricted stock which vests as follows: 119,020 on November 29, 2013, 353,072 on November 29, 2014, and 353,072 on November 29, 2015 and (iii) $1,471,492, in the form of nonqualified stock options to purchase 435,920 shares of our common stock which vests as follows: 56,854 were vested on the date of grant, 56,854 on November 29, 2013, 161,106 on November 29, 2014 and 161,106 on November 29, 2015.

(7)	This column reflects the cash portion of the incentive awards earned by our named executive officers pursuant to the 2013 Bonus Plan with respect to services performed for the Company during Fiscal 2013. As discussed in the section titled “Annual Bonus Plan,” amounts in excess of two times the target corporate bonus pool are deferred to subsequent years, resulting in the deferral from amounts listed in this column of $6,000,000, $2,180,000, $6,178,000 and $240,000 for Messrs. Asali, Williams, Maura and Sena, respectively, to be paid out in equal installments in November 2014 and 2015 respectively, as long as the performance that merited these awards is sustained, subject to the Clawback Policy and Malus Provisions as described in the section titled “Summary of Sound Governance Features of Our Compensation Programs.”

(8)	For Mr. Falcone, amounts in this column represent the value of his FlexNet cash benefit of $50,000, utilized for transportation services during Fiscal 2013. For Mr. Asali, amounts in this column represent the value of his FlexNet cash benefit of $49,940, utilized as $ 42,255 for transportation services, and the remainder was for administrative services. For Mr. Williams, amounts in this column represent the Company’s matching contribution under our 401(k) Plan in the amount of $10,000 and the value of his FlexNet cash benefit of $50,000, utilized for transportation services, technology reimbursement, and health and welfare programs. For Mr. Maura, amounts in this column represent the value of his FlexNet cash benefit of $50,000, utilized for health and welfare programs and travel services. For Mr. Sena, amounts in this column represent the Company’s matching contribution under our 401(k) Plan in the amount of $9,135 and the value of his FlexNet cash benefit of $9,868.

(9)	Mr. Sena’s Fiscal 2013 base salary represents the amount he earned from November 19, 2012 (the effective date of employment) to September 30, 2013.

(10)	Represents a one-time signing bonus of $100,000 which was paid to Mr. Sena during Fiscal 2013.

The SEC disclosure rules require that the Summary Compensation Table and the Grants of Plan-Based Awards Table include for each fiscal year the aggregate fair value, as of the grant date, of equity awards granted only during the applicable fiscal year. The equity awards that were earned by our named executive officers pursuant to the 2013 Bonus Plan in respect of Fiscal 2013 performance were granted on November 29, 2013 and December 2, 2013. As these equity awards were granted after the end of Fiscal 2013, they are not included in the Summary Compensation Table and Grants of Plan-Based Awards Table in this report, but in accordance with SEC rules will be included in next year’s table for our named executive officers. These awards are disclosed in this report under “Significant Events after Fiscal 2013 — Equity Grants Pursuant to the 2013 Bonus Plan.”

Agreements with Named Executive Officers

In Fiscal 2013, our named executive officers subject to employment agreements were Messrs. Asali, Williams, Maura and Sena. In Fiscal 2013, Mr. Falcone did not have an employment arrangement with the Company and did not receive any compensation for his services other than minor perquisites discussed in “Compensation and Benefits — Summary Compensation Table.” In January, 2012, the Company entered into an employment agreement with each of Messrs. Asali and Maura, effective as of October 1, 2011. The employment agreements have an initial term of one year starting from October 1, 2011. The employment agreements automatically renew unless either party gives the other written notice of termination at least 90 days prior to the end of the then current term of the employment agreement.

Each of Mr. Asali’s and Mr. Maura’s annual base salaries is $500,000. In accordance with their employment agreements, Messrs. Asali and Maura are also eligible for an annual bonus comprised of a mix of cash and equity (see discussion above in the section titled “Annual Bonus Plan” for a more detailed discussion of the 2013 Bonus Plan). In addition, on February 14, 2012, Messrs. Asali and Maura were granted 350,000 and 250,000 shares of restricted stock, respectively, and nonqualified stock options to purchase 1,000,000 and 710,000 shares of our common stock, respectively. Subject to their continued employment, the restricted stock will vest on October 1, 2014 and the option awards will vest 25% per year on the first, second, third and fourth anniversaries of October 1, 2011.

On February 24, 2012, the Company entered into an employment agreement with Mr. Thomas A. Williams as its Executive Vice President and Chief Financial Officer, effective as of March 5, 2012. Mr. Williams’

employment agreement has an initial term of one year ending on March 5, 2013. Mr. Williams’ employment agreement automatically renewed on March 5, 2013 until October 1, 2013 and on each anniversary thereafter Mr. Williams’ employment agreement automatically renews for a one year period, unless either party gives the other written notice of termination at least 90 days prior to the end of the then current term of the employment agreement. Mr. Williams’ annual base salary is $500,000. In accordance with his employment agreement, Mr. Williams is also eligible for an annual bonus comprised of a mix of cash and equity (see discussion above in the section titled “Annual Bonus Plan” for a more detailed discussion of the 2013 Bonus Plan). In addition, on May 14, 2012, Mr. Williams was granted 50,000 shares of restricted stock and nonqualified stock options to purchase 140,000 shares of our common stock. Subject to his continued employment, Mr. Williams’ restricted stock will vest on March 5, 2015 and his option awards will vest 25% per year on the first, second, third and fourth anniversaries of March 5, 2012.

On November 1, 2012, the Company entered into an employment agreement with Mr. Sena as its Vice President and Chief Accounting Officer, effective as of November 19, 2012. Mr. Sena’s annual base salary is $250,000. Mr. Sena’s agreement provided for a one-time signing bonus of $100,000 which was paid to Mr. Sena during Fiscal 2013. In accordance with his employment agreement, Mr. Sena was granted initial equity grants of restricted stock and nonqualified stock options, subject to certain vesting requirements, as detailed above in the section titled “Initial Long Term Equity Grant.” In accordance with his employment agreement, Mr. Sena is also eligible for an annual bonus comprised of a mix of cash and equity (see discussion above in the section titled “Annual Bonus Plan” for a more detailed discussion of the 2013 Bonus Plan).

Pursuant to the terms of their employment agreements, Messrs. Asali, Williams, Maura and Sena are also subject to certain non-competition restrictions for six months following termination of employment and certain non-solicitation restrictions for eighteen (18) months post termination of employment, as well as perpetual confidentiality provisions. Such named executive officers will also be subject to a perpetual non-disparagement covenant and, subject to their signing a release of claims, the non-disparagement covenant will be mutual.

Grants of Plan-Based Awards for Fiscal 2013

The following table provides information concerning awards granted in Fiscal 2013 to our named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
Philip A. Falcone	—	—	—	—	—	—	—	—
Omar M. Asali	11/29/2012 11/29/2012 11/29/2012	0	2,500,000		148,775 1,031,455	544,900	8.52	1,934,395 1,267,563 8,787,997
Thomas A. Williams	11/29/2012 11/29/2012 11/29/2012	0	1,000,000		59,510 155,866	100,821	8.52	351,865 507,025 1,327,978
David M. Maura	11/29/2012 11/29/2012 11/29/2012	0	2,000,000		119,020 825,164	435,920	8.52	1,547,516 1,014,050 7,030,397
Michael Sena	2/2/2013 2/2/2013	0	200,000		10,000	30,000	8.33	108,123 83,300

(1)	This reflects the target payouts to our named executive officers pursuant to the 2013 Bonus Plan with respect to services performed for the Company during Fiscal 2013. Note that the 2013 Bonus Plan is payable 60% in equity and 40% in cash. In accordance with SEC rules, the equity portion (payable in stock, restricted stock and options) is not reportable in this report’s Grants of Plan Based Award table or Summary Compensation table, but will be reported in next year’s tables for Fiscal 2014. The maximum bonus payment to any individual under the 2013 Bonus Plan with respect to any year is subject to the $20 million Award Cap.

(2)	All restricted stock and option awards made in Fiscal 2013 were granted pursuant to the 2011 Plan.

(3)	This column reflects the aggregate grant date fair value of the option and stock awards computed in accordance with FASB ASC Topic 718 (disregarding any risk of forfeiture assumptions). For a discussion of the relevant valuation assumptions, see Note 22 to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for Fiscal 2013.

Outstanding Equity Awards as of September 30, 2013

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Philip A. Falcone	—	—		—	—	—	—		—
Omar M. Asali	250,000	750,000	(3)	—	4.86	2/14/2022	350,000	(3)	3,629,500
	71,068	473,832	(4)		8.52	11/29/2022	1,031,455	(4)	10,696,188
Thomas A. Williams	35,000	105,000	(5)	—	4.81	5/14/2022	50,000	(5)	518,500
	28,427	72,394	(6)		8.52	11/29/2022	155,866	(6)	1,616,330
David M. Maura	177,500	532,500	(3)	—	4.86	2/14/2022	250,000	(3)	2,592,500
	56,854	379,066	(7)		8.52	11/29/2022	825,164	(7)	8,556,951
Michael Sena	—	30,000	(8)	—	8.33	2/12/2023	10,000	(8)	103,700

(1)	The exercise price of all equity awards is equal to the fair market value (closing sale price of our common stock) on the date of grant.

(2)	The amounts in this column reflect the fair market value of the unvested restricted stock based on the closing stock price of $10.37 on the last trading day in Fiscal 2013.

(3)	Messrs. Asali’s and Maura’s unvested option awards vest in equal annual installments on the second, third and fourth anniversaries of October 1, 2011, and their restricted stock will vest on October 1, 2014.

(4)	Mr. Asali’s unvested option awards will vest as follows: 71,068 on November 29, 2013, 201,382 on November 29, 2014 and 201,382 on November 29, 2015. Mr. Asali’s restricted stock will vest as follows: 148,775 on November 29, 2013, 441,340 on November 29, 2014, and 441,340 on November 29, 2015.

(5)	Mr. Williams’ unvested option awards vest in equal annual installments on the second, third and fourth anniversaries of March 5, 2012 and his restricted stock will vest on March 5, 2015.

(6)	Mr. Williams’ unvested option awards will vest as follows: 28,427 on November 29, 2013, 21,984 on November 29, 2014 and 21,983 on November 29, 2015. Mr. Williams’ restricted stock will vest as follows: 59,510 on November 29, 2013, 48,178 on November 29, 2014, and 48,178 on November 29, 2015.

(7)	Mr. Maura’s unvested option awards will vest as follows: 56,854 on November 29, 2013, 161,106 on November 29, 2014 and 161,106 on November 29, 2015. Mr. Maura’s restricted stock will vest as follows: 119,020 on November 29, 2013, 353,072 on November 29, 2014, and 353,072 on November 29, 2015.

(8)	Mr. Sena’s option award will vest in equal annual installments on the first, second, third and fourth anniversaries of November 19, 2012 and his restricted stock will vest on November 19, 2015.

Stock Vested in Fiscal 2013

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Philip A. Falcone	—	—
Omar M. Asali	148,775	1,267,563
Thomas A. Williams	59,510	507,025
David M. Maura	119,020	1,014,050
Michael Sena	—	—

(1)	The stock awards in this column were granted pursuant to the 2012 Bonus Plan and were fully vested on the date of grant.

(2)	The value realized on vesting is based on the stock price of $8.52 on November 29, 2012.

No named executive officer exercised any stock options in Fiscal 2013.

Pension Benefits

For Fiscal 2013, the Company did not maintain any defined benefit pension plan for the benefit of our named executive officers.

Nonqualified Deferred Compensation

Our annual bonus program provides for an automatic deferral of payouts in excess of two times the target bonus pool. These cash amounts, payable on a deferred basis pursuant to the 2012 Bonus Plan, were previously included as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal 2012, but were not reflected in the Nonqualified Deferred Compensation table for Fiscal 2012 because these amounts were awarded in November 2012, which was after the completion of Fiscal 2012. Similarly, the portion of the cash bonuses earned under the 2013 Bonus Plan but payable on a deferred basis were awarded in November 2013, which was after the completion of Fiscal 2013, and are therefore not included in the table below.

Name	Registrant Contributions in Last Fiscal Year($)	Aggregate Balance at Last Fiscal Year End ($)
Philip A. Falcone	—	—
Omar M. Asali	5,935,000	5,935,000
Thomas A. Williams	648,000	648,000
David M. Maura	4,746,000	4,746,000
Michael Sena	—	—

Payments Upon Termination and Change of Control

Termination Payments Payable to Messrs. Asali, Williams and Maura, pursuant to the terms of their employment agreements in effect during Fiscal 2013

If during the term of the employment agreements, the Company terminates the executive’s employment without “Cause” (as defined in the employment agreements) or the executive terminates his employment for “Good Reason” (as defined below), including upon a Company initiated nonrenewal of the term so long as the executive provides services through the end of the then current term and separates thereafter, subject to receiving a signed waiver and general release of claims from the executive, the Company shall pay or provide such executive with (i) his base salary for twelve months in continuing installments, (ii) vesting of the initial equity grant on a pro-rata basis based on the length of time elapsed (calculated as if the executive worked through the end of the term), (iii) payment of any non-deferred portion of the annual bonus for the prior year which was earned but unpaid, (iv) payment of 50% of the unpaid deferred cash portion, if any, and vesting of 50% of the unvested equity portion, if any, of annual bonuses awarded for years prior to the year of termination, (v) eligibility for an annual bonus for the year of termination determined in accordance with the employment agreement, provided that (A) the cash portion of such bonus shall be paid and the equity portion of such bonus shall be granted on the same terms and at the same time as such grants are made to other senior executives of the Company, (B) the executive shall only be entitled to 50% of any deferred cash component of such annual bonus with such payment to be made within 74 days following the end of the Company’s fiscal year and (C) only 50% of the equity portion of such annual bonus will be granted and such equity grant will be fully vested on the date of grant, and (vi) continued medical and dental benefits for a 12 month period, subject to the executive’s payment for the cost of such benefits as if he had remained an active employee (the “Benefits Continuation”). In addition, the Company shall pay the executive any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses.

Upon a termination of employment due to the executive’s death or “Disability” (as defined in the employment agreements), the Company shall pay or provide such executive with (i) payment of any non-deferred portion of the annual bonus for the prior year which was earned but unpaid, (ii) the Benefits Continuation, subject to receiving a signed waiver and general release of claims from the executive, and (iii) any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses.

“Good Reason” for each of Messrs. Asali, Williams, and Maura means the occurrence, without an executive’s express written consent, of any of the following events: (A) a material diminution in executive’s authority, duties or responsibilities; (B) a diminution of base salary or (C) a change in the geographic location of the executive’s principal place of performance of his services to a location more than thirty (30) miles outside of New York City that is also more than thirty (30) miles from his primary residence at the time of such change, except for travel consistent with the terms of the employment agreement; (D) except for Mr. Sena, the Company gives notice that the term of the employment agreement is not to be extended so long as the executive continues to perform his duties for the Company through the end of the term and separates from the Company at the end of the term; or (E) a material breach by the Company of the employment agreement. An executive must give the Company a written notice (specifying in detail the event or circumstances claimed to give rise to Good Reason) within twenty-five (25) days after the executive has knowledge that an event constituting Good Reason has occurred, or is deemed to have occurred and must give the Company thirty (30) days to cure. If not cured, the executive must actually terminate his or her employment within 120 days following the event constituting Good Reason; otherwise, that event will no longer constitute Good Reason (except with respect to (D) above).

As described above, Messrs. Asali, Williams and Maura entered into amended and restated employment agreements during Fiscal 2014. Different termination provisions from those described above would apply under the amended and restated employment agreements. See “Significant Events after Fiscal 2013 — Amended and Restated Employment Agreements for Messrs. Asali, Williams and Maura” for details regarding such amended and restated employment agreements.

Termination Payments Payable to Mr. Sena

If during the term of his employment agreement, the Company terminates Mr. Sena’s employment without “Cause” (as defined in his employment agreement) or if Mr. Sena resigns his employment for “Good Reason” (same definition as in employment agreement for Messrs. Asali, Williams and Maura above), then, subject to receiving a signed separation agreement and general release of claims from Mr. Sena, the Company shall pay or provide Mr. Sena with (i) severance equal to six months base salary in accordance with the terms of the Company’s then current severance plan, (ii) vesting of the initial equity grant on a pro-rata basis based on the length of time elapsed (calculated as if Mr. Sena worked for an additional six months after the date of termination), (iii) payment of any non-deferred portion of the annual bonus for the prior year which was earned but unpaid, and (iv) eligibility for a pro-rated annual bonus for the fiscal year of termination, but only to the extent that the bonus is based on his achieving objective goals based entirely on his performance, and he has actually achieved those goals before his termination. In addition, the Company shall pay Mr. Sena any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses. Mr. Sena is not eligible to receive any Corporate Bonus (based on increase in NAV), or any other individual bonus, in the fiscal year of termination unless he remains employed through the last business day of such fiscal year.

Upon a termination of employment due to the executive’s death or “Disability” (as defined in the employment agreements), the Company shall pay or provide such executive with (i) payment of any non-deferred portion of the annual bonus for the prior year which was earned but unpaid and (ii) any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses.

Summary of Termination Payments

The following table sets forth amounts of compensation that would have been paid to our named executive officers (excluding Mr. Falcone, who, other than minor perquisites discussed in “Compensation and Benefits — Summary Compensation Table” herein, did not receive compensation from the Company for his services in Fiscal 2013) based on their employment agreements in effect during Fiscal 2013, if their employment was terminated without Cause or for Good Reason. The amounts shown assume that such termination was effective as of September 30, 2013.

Name	Salary	Initial Equity Grant(1)	Prior Year Annual Bonus(2)	Annual Bonuses Awarded for Year of Termination(3)	Benefits Continuation(4)	Total
Omar M. Asali	$500,000	$3,797,167	$8,753,389	$10,283,416	$37,392	$23,371,364
Thomas A. Williams	$500,000	$540,267	$1,199,130	$3,858,070	$3,278	$6,100,745
David M. Maura	$500,000	$2,706,358	$7,002,111	$9,826,241	$37,392	$20,072,103
Michael Sena	$125,000	$49,867	—	—	—	$174,867

(1)	Our named executive officers (other than Mr. Falcone) received one-time initial equity grants of restricted stock and stock options which vest on a pro-rata basis based on the length of time elapsed (calculated as if the executive worked through the end of the term) upon a termination without Cause or for Good Reason. The amounts in this column reflect (i) the fair market value of two-thirds of the original grant of restricted stock (one third for Mr. Sena) based on the closing stock price of $10.37 on the last trading day in Fiscal 2013 and (ii) the intrinsic value (difference between $10.37 and the exercise price, multiplied by the number of shares subject to the option) of one-quarter of the original grant of stock options.

(2)	This column reflects payment of 50% of the unpaid deferred cash portion under the 2012 Bonus Plan and vesting of 50% of the unvested equity portion granted pursuant to the 2012 Bonus Plan, based on the closing stock price of $10.37 on the last trading day in Fiscal 2013.

(3)	This column reflects payments that would have been paid pursuant to the 2013 Bonus Plan and includes (i) the full non-deferred cash component of the bonus, (ii) 50% of the deferred cash component of the bonus and (iii) the value of 50% of the stock component of the bonus. In addition, Messrs. Asali, Williams and Maura would receive 204,545, 76,193 and 198,886 vested options, respectively, with an exercise price equal to the fair market value on the date of grant.

(4)	Benefits continuation is also payable in the case of Messrs. Asali, Williams and Maura if the executive’s employment is terminated due to death or Disability.

Director Compensation

Directors who are not employees of the Company or of Harbinger Capital (or an affiliate) (“non-employee directors”) receive an annual retainer of $80,000 (paid on a quarterly basis). Non-employee directors also receive an annual equity award of $80,000, granted as restricted stock or restricted stock units, which generally vest on the first anniversary of the grant date (except as noted below). Effective August 8, 2013, the Compensation Committee recommended and the Board approved that any newly elected non-employee director shall also receive a commencement equity award of $80,000, granted as restricted stock or restricted stock units, to generally vest in full on the one-year anniversary of the commencement of each such director’s service on the Board (except as noted below).

Compensation for service on special, audit and compensation committees is paid in quarterly installments as follows:

Committee	Chair Annual Retainer	Member Annual Retainer
Special	$30,000	$20,000
Audit	$26,000	$15,000
Compensation	$15,000	$6,000
Nominating and Corporate Governance	$10,000	$5,000

In addition, if a non-employee director attends in excess of 20 committee meetings of our Board in one fiscal year, then such director receives $1,500 for each meeting in excess of 20 that such director attends.

On February 12, 2013, equity awards of restricted stock or restricted stock units were granted to Messrs. Chan, Leffler and Hudgins for services in Fiscal 2013, which vested on November 29, 2013 for Mr. Chan and which were forfeited by Messrs. Leffler and Hudgins when they ceased to be Board members in April 2013. On August 16, 2013, equity awards of restricted stock or restricted stock units were granted to Messrs. Chan, Luterman and Ianna for services in Fiscal 2013, which vested on September 30, 2013.

Effective August 8, 2013, the Board approved a new non-employee director share retention requirement, requiring each non-employee director to retain ownership of 100% of his or her covered shares, net of taxes and transaction costs, until the earlier of (i) the date of such director’s termination of employment or (ii) the date such person is no longer a director. In accordance with such policy, we intend to grant Mr. Davis an initial equity award in the form of restricted stock or restricted stock units in May 2014. Mr. Davis joined as a member of our Board on February 25, 2014.

We have three standing committees of our Board, which are our Audit Committee, Compensation Committee and NCG Committee. See “Information About the Committees of Our Board” above for a discussion of our committees of the Board.

Messrs. Falcone, Hladek, Maura and Asali and Ms. Roger were employees of our Company or Harbinger Capital (or an affiliate) and did not receive any compensation from the Company for their services as HGI directors.

Director Compensation Table

The following table shows for Fiscal 2013 certain information with respect to the compensation of the individuals serving as directors of the Company during Fiscal 2013, excluding Philip A. Falcone, Omar M. Asali and David Maura, whose compensation is disclosed above in the section entitled “Summary Compensation Table,” and Eugene I. Davis, who joined our Board on February 25, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Lap W. Chan	132,500	157,754	290,254
Keith M. Hladek	—	—	—
Thomas Hudgins	230,433	77,761	308,194
Frank Ianna	65,000	40,000	105,000
Robert V. Leffler, Jr.	229,389	77,761	307,150
Gerald Luterman	66,000	40,000	106,000
Robin Roger	—	—	—

(1)	This column reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (disregarding any risk of forfeiture assumptions). On February 12, 2013 equity awards of 9,335 shares of restricted stock or restricted stock units were granted to each of Messrs. Chan, Hudgins and Leffler. Mr. Chan’s shares remained outstanding on September 30, 2013 and vested in full on November 29, 2013. Messrs. Leffler and Hudgins forfeited their shares when they ceased to be Board members in April 2013. On August 16, 2013, equity awards of 8,898, 4,499 and 4,499 shares of restricted stock were granted respectively to each of Messrs. Chan, Ianna and Luterman, respectively, for services in Fiscal 2013. These shares vested in full on September 30, 2013.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY

COMPENSATION PLANS

The following table sets forth information with respect to compensation plans under which our equity securities are authorized for issuance as of September 30, 2013:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(in thousands) (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in thousands) (c)
Equity compensation plans approved by security holders(1)	7,432	$3.47	8,887
Equity compensation plans not approved by security holders	—	—	—

Total	7,432	$3.47	8,887

(1)	Refers to the 1996 Plan and the 2011 Plan. On September 15, 2011, our stockholders approved the adoption of the 2011 Plan which authorizes the issuance of up to 17,000,000 shares of Common Stock of the Company. Upon the adoption of the 2011 Plan, no new awards were granted under the prior 1996 Plan and any shares of our Common Stock available for issuance under the prior 1996 Plan that were not subject to outstanding awards became no longer available for issuance. Excludes the additional 7,000,000 shares of Common Stock that will become available for issuance under the 2011 Plan if the amendment providing for such increase is approved by stockholders at this Annual Meeting. See Proposal 4. Excludes the additional 3,000,000 warrants that were granted to Mr. Falcone pursuant to the 2014 Warrant Plan, if such plan is approved by stockholders at this Annual Meeting. See Proposal 5.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of April 28, 2014, our Compensation Committee is composed of Messrs. Eugene I. Davis (Chairman), Frank Ianna and Gerald Luterman. Messrs. Robert V. Leffler, Jr. (former Chairman) and Thomas Hudgins served as members of our Compensation Committee from the commencement of Fiscal 2013 until April 8, 2013. Messrs. Frank Ianna and Gerald Luterman joined as members of our Board and our Compensation Committee on April 8, 2013. Mr. Chan served as a member of our Board and our Compensation Committee for the entirety of Fiscal 2013. Mr. Chan ceased serving as a member of the Compensation Committee on April 28, 2014 and Mr. Davis was appointed as the Chair of the Compensation Committee following such cessation. None of the members of our Compensation Committee is or has ever been one of our officers or employees. In addition, during Fiscal 2013, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this report with our management. Based on that review and discussion, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this report.

THE COMPENSATION COMMITTEE

Frank Ianna (Chairman)

Gerald Luterman

Lap W. Chan

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of shares of our Common Stock beneficially owned as of April 28, 2014 by:

•	each named executive officer,

•	each director and nominee director,

•	each person known to us to beneficially own more than 5% of our outstanding Common Stock (the “5% stockholders”), and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% stockholders and the number of shares of our Common Stock beneficially owned, including shares of our Common Stock which may be acquired by them within 60 days, is based upon filings with the SEC as indicated in the footnotes to the table below. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them, subject to applicable community property laws. As of April 28, 2014, there were 148,466,219 shares of Common Stock outstanding, 59,134,005 shares of Common Stock issuable upon conversion of the Preferred Stock (without giving effect to the limitation on voting applicable to CF Turul as of April 28, 2014 described in note 4 below) and 1,413,777 shares issuable upon exercise of outstanding options that are currently exercisable or exercisable within 60 days of April 28, 2014.

Included in the computation of the number of shares of our Common Stock outstanding and beneficially owned by a person and the percentage ownership of that person in the table below are shares of our Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of April 28, 2014. These shares of our Common Stock are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. The shares of our Common Stock that may be acquired upon the conversion of our Preferred Stock are included as outstanding in the table below. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Harbinger Group Inc., 450 Park Avenue, 30th floor, New York, New York 10022.

Name and Address	Beneficial Ownership(1)	Percent of Class(1)
5% Stockholders at April 28, 2014
Funds affiliated with Harbinger Capital(2)	43,891,737	22.6%
Leucadia National Corporation(3)	41,632,180	21.5%
CF Turul Group(4)	19,399,514	9.9%
Omega Advisors, Inc.(5)	12,344,300	6.4%

Our Directors and Executive Officers Serving at April 28, 2014
Omar M. Asali(6)	3,013,472	1.6%
Lap Wai Chan	39,879	*
Philip A. Falcone(7)	43,891,737	22.6%
Keith M. Hladek(8)	—	*
Michael Kuritzkes(9)	102,499	*
Frank Ianna	4,449	*
Gerald Luterman	4,449	*
David M. Maura(10)	2,170,210	1.1%
Thomas A. Williams(11)	552,286	*
Michael Sena(12)	68,772	*
All current directors and executive officers as a group (11 persons)	49,847,753	25.7%

*	Indicates less than 1% of our outstanding Common Stock.

(1)	On a fully diluted basis after giving effect to the conversion of the outstanding preferred stock and limitation on voting by CF Turul Group as of April 28, 2014 (described in note 4 below).

(2)

Based solely on a Schedule 13D, Amendment No. 22, filed with the SEC on April 1, 2014, the Master Fund is the beneficial owner of 35,280,202 shares of our Common Stock, the Special Situations Fund is the beneficial owner of 5,247,739 shares of our Common Stock and the Global Fund is the beneficial holder of 3,363,796 shares of our Common Stock. The shares of our Common Stock beneficially owned by the Master Fund may also be deemed to be beneficially owned by Harbinger Capital, the investment manager of Master Fund; Harbinger Holdings LLC (“Harbinger Holdings”), the managing member of Harbinger Capital, and Mr. Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Master Fund. The shares of our Common Stock beneficially owned by the Special Situations Fund may be deemed to be beneficially owned by Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), the general partner of the Special Situations Fund, Harbinger Holdings, the managing member of HCPSS, and Mr. Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Special Situations Fund. The shares of our Common Stock beneficially owned by the Special Situations Fund may be deemed to be beneficially owned by Harbinger Capital Partners II LP (“HCP II”), the investment manager of the Global Fund; Harbinger Capital Partners II GP LLC (“HCP II GP”), the general partner of HCP II, and Mr. Falcone, the managing member of HCP II GP and the portfolio manager of the Global Fund. The address of the Master Fund is c/o International Fund Services (Ireland) Limited, 78 Sir John Rogerson’s Quay, Dublin L2, Ireland. The address of the Special Situations Fund is 450 Park Avenue, 30th floor, New York, New York, 10022. The address of the Global Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104.

(3)	Based solely on a Schedule 13D filed with the SEC on March 18, 2014, Leucadia National Corporation may be deemed to be the beneficial owner of 41,632,180 shares of our Common Stock, including the 23,000,000 shares Leucadia may from time to time sell and receive the proceeds from such sale for its own account. The address of Leucadia is 520 Madison Avenue, New York, New York 10022.

(4)

Based solely on a Schedule 13D, Amendment No. 2, filed with the SEC on February 13, 2014, CF Turul LLC (“CF Turul”) may be deemed to be the beneficial holder of 32,994,901 shares of our Common Stock upon conversion of its preferred stock. The preferred stock is entitled to vote with our shares of Common Stock on an as-converted basis on all matters submitted to a vote of Common Stock. Prior to receipt of certain regulatory approvals, the preferred stock held by CF Turul LLC may be voted up to only 9.99% of our Common Stock (19,399,514 shares of Common Stock, as of April 28, 2014). As described in the Schedule 13D, each of Fortress Credit Opportunities Advisors LLC, Fortress Credit Opportunities MA Advisors LLC, Fortress Credit Opportunities MA II Advisors LLC, FCO MA LSS Advisors LLC, Fortress Credit Opportunities MA Maple Leaf Advisors LLC, Fortress Global Opportunities (Yen) Advisors LLC, Drawbridge Special Opportunities Advisors LLC, Fortress Special Opportunities Advisors LLC, FIG LLC, Fortress Operating Entity I LP, FIG Corp., Fortress Investment Group LLC, Mr. Peter L. Briger, Jr., and Mr. Constantine M. Dakolias (collectively, the “CF Turul Group”) may also be deemed to be the beneficial holder of our shares of Common Stock beneficially owned by CF Turul, assuming the effectiveness of a joint investment committee agreement. The business address of CF Turul is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(5)	Omega Advisors, Inc. (“Omega Advisors”) is the investment manager of Omega Capital Partners, L.P., Omega Equity Investors, L.P., Omega Capital Investors, L.P., Omega Overseas Partners, Ltd. (collectively, the “Omega funds”) and certain managed accounts. 12,344,300 shares of our Common Stock are owned by the Omega funds and such managed accounts, but none of such entities individually own more than 5% of our outstanding Common Stock. Leon G. Cooperman, the President and Chief Executive Officer of Omega Advisors, separately beneficially owns 1,000,000 shares of our Common Stock. Mr. Cooperman is the sole shareholder of and controls Omega Advisors. The address of Omega Advisors is 810 Seventh Avenue, 33rd floor, New York, New York 10019.

(6)	Includes 2,320,200 shares of Common Stock and vested options that represent 693,272 shares of Common Stock. Does not include 1,260,719 shares subject to unvested options. Also includes 63,636 shares of our Common Stock by a charitable foundation of which Mr. Asali and his spouse are trustees.

(7)

Based solely on a Schedule 13D, Amendment No. 22, filed with the SEC on April 1, 2014, Mr. Falcone, the managing member of Harbinger Holdings and HCP II GP and portfolio manager of each of the Master Fund, the Special Situations Fund and the Global Fund, may be deemed to indirectly beneficially own 43,891,737 shares of our Common Stock. Mr. Falcone has shared voting and dispositive power over all such shares. The Master Fund has reported in its Schedule 13D, as amended, that a portion of the shares of our Common Stock held by the Master Fund are pledged, together with securities of other issuers, to secure certain portfolio financing for the Master Fund. Mr. Falcone’s address is c/o Harbinger Holdings, LLC, 450 Park Avenue, 30th floor, New York, New York, 10022.

(8)	Mr. Hladek’s address is c/o Harbinger Holdings, LLC, 450 Park Avenue, 30th floor, New York, New York, 10022.

(9)	Includes 80,794 shares of Common Stock and vested options that represent 21,705 shares of Common Stock. Does not include 53,045 shares subject to unvested options.

(10)	Includes 2,015,593 shares of Common Stock and vested options that represent 154,617 shares of Common Stock. Does not include 1,034,075 shares subject to unvested options.

(11)	Includes 474,977 shares of Common Stock and vested options that represent 77,309 shares of Common Stock. Does not include 245,898 shares subject to unvested options.

(12)	Includes 57,181 shares of Common Stock and vested options that represent 11,591 shares of Common Stock. Does not include 38,863 shares subject to unvested options.

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change of control of the Company, other than ordinary default provisions that may be contained in our Charter or Bylaws, or trust indentures, Preferred Stock Certificates of designation or other governing instruments relating to the securities of the Company.

RELATED PERSON TRANSACTIONS

Our Board has adopted a Statement of Policy with Respect to Related Party Transactions (the “Related Party Transactions Policy”). A “Related Party Transaction” is defined in the Related Party Transactions Policy as any financial transaction or any series of similar transactions in which we are a participant and in which a related person (i.e., a director, officer, beneficial owner of more than 5% of any class of our capital stock or a family member or controlling or controlled entity of the foregoing persons) has a direct or indirect interest, other than: (i) our payment of compensation to a related person for the related person’s service in the capacity that give rise to the person’s status as a “related person”; (ii) transactions available to all of our employees or all of our stockholders on the same terms; and (iii) transactions which, when aggregated with the amount of all other transactions between us and the related person, involve in a fiscal year the lesser of (a) $100,000 or (b) 1% of the average of our total assets at year-end for the last two completed fiscal years. Pursuant to the Related Party Transaction Policy, the Related Party Transaction proposed to be entered into must be reported to our Board for review. In reviewing and determining whether to approve a proposed Related Party Transaction presented to our Board, the disinterested members of our Board will analyze such factors as they deem appropriate. We may only enter into a Related Party Transaction upon approval by our Board. Our Board may delegate its authority to review and approve Related Party Transactions to the Audit Committee, a special committee or other committee of our Board.

Services Arrangements

In November 2012, HGI and Harbinger Capital entered into a reciprocal services agreement (the “Services Agreement”) with respect to the provision of services to each other going forward. Pursuant to the Services Agreement, the parties each agreed to provide or cause to be provided services to each other, including their respective affiliates and subsidiaries. The services may include providing office space and operational support and each party making available their respective employees to provide services as reasonably requested by the other party, subject to any limitations contained in applicable employment agreements and the terms of the Services Agreement. Each party will pay the other party a service fee for the services provided and such service fee is intended to be the actual cost of the service (reasonably estimated to the extent required) without profit but including, as applicable, one-time costs, out-of pocket costs, costs of consents, fully loaded hourly rates and any pass through or allocation of payments. The Services Agreement provides that the parties are subject to confidentiality obligations and that the parties will indemnify each other and their related parties against certain costs and liabilities arising out of the performance of the Services Agreement. The Services Agreement will continue in effect until terminated by either party, following thirty (30) days advance written notice. A special committee of HGI’s Board, comprised of independent directors under the NYSE Rules, advised by separate outside counsel, determined that it is in the best interests of HGI and its stockholders (not including Harbinger Capital and its affiliates) for HGI to enter into the Services Agreement and recommended to HGI’s Board that they approve entry into the Services Agreement. Following such determination, HGI’s Board approved the Services Agreement. HGI recognized $4.7 million of expenses under the Service Agreement with respect to Fiscal 2013. The Company believes that the amount of expenses recognized is reasonable; however, it does not necessarily represent the costs that would have been incurred by the Company on a stand-alone basis.

Letter Agreement

On March 18, 2014, HGI entered into the Letter Agreement with Leucadia. The Letter Agreement was entered into in connection with the consummation of the transactions contemplated by that certain Preferred Securities Purchase Agreement, dated March 18, 2014 (the “PSPA”), by and among the HCP Stockholders and Leucadia, pursuant to which Leucadia agreed to acquire 23,000,000 shares of preferred securities of newly formed subsidiaries of the HCP Stockholders (the “Preferred Securities”), at a price of $11 per Preferred Security, for an aggregate purchase price of $253 million in cash. Following receipt by Leucadia of necessary regulatory approvals from the insurance regulators of our subsidiary, FGL, the Preferred Securities will be exchangeable into 23,000,000 shares of Common Stock held by the HCP Stockholders. HGI did not sell any securities in the transaction.

Pursuant to the Letter Agreement, HGI agreed with Leucadia that, until such time as Leucadia receives insurance regulatory approval, Leucadia will have the right to appoint two observers to our Board, subject to certain customary limitations. In addition, pursuant to the Letter Agreement, HGI agreed with Leucadia that upon the receipt of the insurance regulatory approvals referenced above, the size of HGI’s Board will be increased and Leucadia will be entitled to designate two director designees, subject to Leucadia’s continued beneficial ownership over minimum thresholds of Common Stock and compliance with applicable law, regulation and listing standards. Following the appointment of such director designees and upon Leucadia’s request, one of its designees will be appointed to serve as a member of our Audit Committee and our Compensation Committee, subject to compliance with applicable law, regulation and listing standards. The terms of the Letter Agreement, including the provisions described above, last until March 18, 2016.

The Letter Agreement further provides, among other things, that without the prior approval of a majority of the directors on our Board (other than the Leucadia designees), Leucadia and its affiliates will not acquire additional shares or voting rights of HGI that would increase Leucadia’s beneficial ownership above 27.5% of the voting power of HGI’s outstanding securities. The Letter Agreement also restricts Leucadia’s and its affiliates’ ability to make certain proposals or solicit such proxies and limits their ability to sell Leucadia’s investment in HGI to counterparties who hold, or after giving effect to a sale would hold, in excess of 4.9% of HGI’s voting stock (subject to certain exceptions). Leucadia also agreed to vote in favor of the slate of directors nominated by a majority of HGI’s Board (other than the Leucadia designees). The terms of the Letter Agreement, including the provisions described above, last until March 18, 2016.

A special committee of HGI’s Board, comprised of independent directors under the NYSE Rules, advised by two separate outside counsel, determined that it is in the best interests of HGI and its stockholders (not including Harbinger Capital and Leucadia and their respective affiliates) for HGI to enter into the Letter Agreement and the related transactions. Following such determination, such special committee (as a duly authorized committee of the HGI Board) approved the Letter Agreement, the PSPA, the Ancillary Agreements (as defined in the PSPA) thereto and the transactions provided for therein so as to render inapplicable to Leucadia and its affiliates the restrictions on “business combinations” set forth in Article IX of HGI’s certificate of incorporation.

Registration Rights Agreement

Pursuant to the terms of an existing registration rights agreement between HGI and the HCP Stockholders, during Fiscal 2013 HGI undertook a registered secondary offering of 23,000,000 shares of HGI’s common stock owned by the HCP Stockholders. HGI incurred $0.4 million of expenses related to such offering during Fiscal 2013. HGI also provided customary representations, warranties and indemnifications to the underwriters. Additionally, pursuant to the existing registration rights agreement, HGI filed a registration statement in 2014 with respect to the shares of HGI’s Common Stock held by the HCP Stockholders and other third party transferees of the HCP Stockholders including Leucadia with respect to 18,632,180 shares of HGI’s common stock beneficially owned by Leucadia prior to March 2014. In connection with the March 2014 transaction with Leucadia, under the terms of the existing registration rights agreement, the HCP Stockholders transferred their rights under the registration rights agreement with respect to the shares underlying Leucadia’s Preferred Stock and HGI entered into a Registration Rights Acknowledgement among it, the HCP Stockholders and Leucadia acknowledging such transfer (the “Registration Rights Acknowledgement”). A special committee of HGI’s Board, comprised of independent directors under the NYSE Rules, advised by two separate outside counsel, determined that it is in the best interests of HGI and its stockholders (not including Harbinger Capital and its affiliates) for HGI to enter into the Registration Rights Acknowledgement and approved the Registration Rights Acknowledgement.

FGL Initial Public Offering

In December 2013, FGL completed an initial public offering of 9,750,000 shares of common stock, and the underwriters exercised their option to purchase from the Company an additional 1,462,500 shares of common stock, at a price of $17.00 per share. Jefferies LLC, one of the participating underwriters, is a wholly owned subsidiary of Leucadia, which through subsidiaries beneficially owns more than 10% of HGI’s outstanding shares of Common

Stock. The underwriters in FGL’s completed initial public offering received aggregate discounts and commissions paid by FGL of $12.9 million, a portion of which was paid to Jefferies as a participating underwriter.

Repurchases of Securities

In August 2013, HGI repurchased 1,700,000 shares of its common stock from the Special Situation Fund, under the terms of a publicly announced general repurchase program of its outstanding common stock. See Part II, Item 5. of the Company’s Annual Report on Form 10-K for Fiscal 2013 “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Share Repurchases.”

DIRECTOR INDEPENDENCE

Our Board has determined that Messrs. Chan, Ianna, Luterman and Davis are independent directors under the NYSE Rules. Under the NYSE Rules, no director qualifies as independent unless our Board affirmatively determines that the director has no material relationship with HGI. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, our Board has determined that each of the independent directors named above has no material relationship with HGI, nor has any such person entered into any material transactions or arrangements with HGI or its subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with HGI, and is therefore independent under the NYSE Rules.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In accordance with Sarbanes-Oxley, the Audit Committee Charter provides that the Audit Committee of our Board has the sole authority and responsibility to pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm. The Audit Committee has also delegated pre-approval to the Audit Committee Chairman to pre-approve audit services of up to $200,000 and certain permitted non-audit services up to $50,000 per engagement; however, any services pre-approved by the Audit Committee Chairman must be reported to the full Audit Committee at its next meeting.

The table below sets forth the professional fees we paid to our independent registered public accounting firm for professional services rendered (i) during Fiscal 2013 to the Company, HGI Funding, LLC, FGL (formerly, Harbinger F&G, LLC), Front Street, HGI Energy Holdings, LLC and Salus Capital Partners, LLC, and (ii) during Fiscal 2012 to the Company, HGI Funding, LLC, FGL (formerly, Harbinger F&G, LLC), Front Street and Salus Capital Partners, LLC after its acquisition by the Company. Professional fees paid for such services by our other reporting affiliates, Spectrum Brands and its subsidiaries and Zap.Com, are disclosed in such affiliates’ Annual Report on Form 10-K or amendments thereto.

	For Fiscal 2013	For Fiscal 2012
Audit fees	$7,080,100	$3,360,000
Audit-related fees	5,000	330,000
Tax fees	150,000	201,000
All other fees	—	12,000

Total fees	$7,235,100	$4,173,000

•

Audit Fees are fees for professional services for the audit of the consolidated financial statements included in Form 10-K and the review of the consolidated financial statements included in Form 10-Qs or services that are provided in connection with statutory and regulatory filings or engagements, such as statutory audits required for certain foreign subsidiaries.

•	Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements.

•	Tax Fees are fees for tax compliance, tax advice and tax planning.

•	All Other Fees are fees, if any, for any services not included in the first three categories.

OTHER BUSINESS

As of the date hereof, the Board of Directors knows of no other matters to be brought before the meeting.

Annex A

FIRST AMENDMENT TO

HARBINGER GROUP INC.

2011 OMNIBUS EQUITY AWARD PLAN

The Harbinger Group Inc. 2011 Omnibus Equity Award Plan (the “Plan”) is hereby amended, effective as of April 24, 2014 (the “Effective Date”), as follows:

1. Amendment to Section 5(b) of the Plan. Section 5(b) of the Plan is hereby amended by replacing, each time it appears therein, the number “17,000,000” with the number “24,000,000”. The revised Section 5(b) shall therefore read as follows in its entirety:

“Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 24,000,000 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) subject to Section 12 of the Plan, no more than 3,000,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any calendar year and no more than 24,000,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan; (iii) subject to Section 12 of the Plan, no more than 24,000,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 2,000,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan during any single fiscal year to a Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 2,000,000 shares of Common Stock on the last day of the Performance Period to which such Award relates; and (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Award denominated in cash described in Section 11(a) of the Plan shall be $20,000,000.”

2. Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed.

A-1

Annex B

HARBINGER GROUP INC.

2014 Warrant Plan

1. Purpose. The purpose of the Harbinger Group Inc. 2014 Warrant Plan (as amended or supplemented from time to time, the “Plan”) is to provide a means through which the Company and its Affiliates may retain the Chief Executive Officer of the Company (“Participant”) and to provide a means whereby the Participant can acquire and maintain additional equity interest in the Company thereby further strengthening his commitment to the welfare of the Company and its Affiliates and further aligning his interests with those of the Company’s shareholders.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, any Warrant granted under the Plan.

(c) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

(f) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or any of its Affiliates, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful misconduct or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g) “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” mean

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the members of the Board: (A) individuals who, on the Effective Date, were members of the Board (the “Incumbent Directors”), (B) individuals whose election or nomination to the Board was approved by Incumbent Directors constituting, at the time of such election or nomination, at least a majority of the Board or (C) individuals whose election or nomination to the Board was approved by individuals referred to in clauses (B) and (C) constituting, at the time of such election or nomination, at least a majority of the Board (other than, in the cases of clauses (B) and (C), directors whose initial nomination for, or assumption of office as, members of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the Board);

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to any Person, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (i) — (iv) above, (i) the record holders of the Common Stock of the Company immediately prior to such event or series of events continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event or series of events or (ii) a Designated Holder or Designated Holders are the Beneficial Owners, directly or indirectly, of more than 50% of the combined voting power of the Company or any successor.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Section 162(m) of the Code in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(j) “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(k) “Company” means Harbinger Group Inc., a Delaware corporation, and any successor thereto.

(l) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(m) “Designated Holder” means Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Group, Inc., Global Opportunities Breakaway, Ltd., Phillip A. Falcone, and their or his respective Affiliates and subsidiaries or investment vehicles owned or controlled by Philip A. Falcone.

(n) “Disability” means the Company or an Affiliate having cause to terminate the Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.

(o) “Effective Date” means March 10, 2014 provided that the Plan is approved by the shareholders at a meeting occurring no later than December 31, 2014.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(r) “Expiration Time” has the meaning ascribed thereto in Section 3.

(s) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation service on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if Fair Market Value cannot be determined under clause (i) or (ii) above, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii), the fair market value as determined in good faith by the Committee in its sole discretion; or (iv) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation service on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(t) “Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Participant having “good reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) if “Good Reason” is specifically referred to in any Award but is not defined therein, the occurrence of any of the following without the Participant’s express written consent: (A) a material reduction in the Participant’s base salary, other than a reduction that is a part of and consistent with a reduction in compensation of similarly situated employees of the Company, or (B) requiring the Participant to relocate the Participant’s principal place of employment or service to a location that would result in an increase by more than fifty (50) miles in the Participant’s one-way commute from the Participant’s then-current principal residence; provided, however, that any event described in clause (A) or (B) shall not constitute Good Reason unless the Participant has given the Company prior written notice of such event within thirty (30) days after the Participant becomes aware or should have become aware of such event, and the Company has not cured such event (if capable of cure) within thirty (30) days following receipt of such notice.

(u) “Mature Shares” means shares of Common Stock either (i) previously acquired on the open market, (ii) not acquired from the Company in the form of compensation or (iii) acquired from the Company in the form of compensation that have been owned by the Participant for at least six months.

(v) “NYSE” means the New York Stock Exchange.

(w) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that for the purposes of the definition of “Change in Control” such term shall not include (i) the Company or any of its subsidiaries or the Designated Holders, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company.

(x) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(y) “Warrant” means an Award granted under Section 7 of the Plan.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. No Awards may be granted hereunder after December 31, 2014, but the Plan shall continue to apply to previously granted Awards. The expiration date of the Plan, on and after which date no Awards may be exercised, shall be at 5:00 p.m. New York City on March 10, 2019 unless such day is not a Business Day in which case such expiration date shall be extended to the following Business Day (the “Expiration Time”).

4. Administration. (a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (ii) determine the terms and conditions of any Award; (iii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (iv) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (v) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (vii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law, including Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, administer the Plan. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may, grant Warrants to the Participant.

(b) Subject to Section 8 of the Plan, no more than 3,000,000 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan.

(c) Shares of Common Stock shall be deemed to have been used in settlement of Awards if they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash upon the exercise of any such Award, including in the event that shares of Common Stock issuable upon exercise, vesting or settlement of an Award are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement. In no event shall any shares owned by the Participant that are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award become available for other Awards under the Plan.

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

6. Eligibility. Participation shall be limited to the Participant.

7. Warrants.

(a) Generally. Each Warrant granted under the Plan shall be evidenced by an Award agreement. Each Warrant so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Exercise Price. The warrant purchase price (the “Exercise Price”) per share of Common Stock for each Warrant shall not be less than 105% of the Fair Market Value of such share (determined as of the Date of Grant).

(c) Vesting and Expiration. Subject to Section 3, the Warrants shall vest, become exercisable and expire in such manner and on such date or dates as determined by the Committee; provided, that if the Expiration Time or the final date to exercise the Warrants (“Warrant Period”) is a date during which trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Warrant Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Warrant, which acceleration shall not affect the terms and conditions of such Warrant other than with respect to exercisability. If the final date to exercise the Warrants is on a day that is not a Business Day such exercise date shall be extended to the following Business Day.

(d) Method of Exercise and Form of Payment. Except to the extent expressly provided in this Section 7(d), no shares of Common Stock shall be delivered pursuant to any exercise of a Warrant until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Warrants which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Warrant accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Warrant is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and are Mature Shares; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Warrant and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of a Warrant that are needed to pay for the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(e) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise a Warrant in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the securities of the Company are listed or traded.

8. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, or (2) the Exercise Price;

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for the Participant to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards (or awards of an acquiring Company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Warrant, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Warrant over the aggregate Exercise Price of such Warrant (it being understood that, in such event, any Warrant having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section 8 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give the Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

9. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Board may in its sole discretion provide that, with respect to any particular outstanding Awards all then-outstanding Warrants shall become immediately exercisable as of immediately prior to the Change in Control with respect to up to 100 percent of the shares subject to such Warrant.

To the extent practicable, any actions taken by the Board under the immediately preceding clause (a) shall occur in a manner and at a time which allows the affected Participant the ability to participate in the Change in Control transaction with respect to the Common Stock subject to his Award.

10. Amendments and Termination. (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted or for changed in GAAP to new accounting standards, to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after the Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 8 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Warrant, (ii) the Committee may not cancel any outstanding Warrant and replace it with a new Warrant (with a lower Exercise Price) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Warrants which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

11. General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of the Participant, or of such other events as may be determined by the

Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award.

(b) Nontransferability. (i) Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with Section 11(a) shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that (A)Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B)Permitted Transferees shall not be entitled to exercise any transferred Warrant unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Warrant if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C)the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D)the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that a Warrant shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Tax Withholding. (i) The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Rights to Continued Employment; Waiver. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss the Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, the Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) Designation and Change of Beneficiary. The Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. The Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his spouse or, if the Participant is unmarried at the time of death, his estate.

(f) Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with the Participant, unless determined otherwise by the Committee neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate.

(g) No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(h) Government and Other Regulations. (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price. Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(i) Payments to Persons Other Than Participant. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(j) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity or equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(k) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. The Participant shall have no rights under the Plan other than as an unsecured general creditor of the Company, except that insofar as he may have become entitled to payment of additional compensation by performance of services, he shall have the same rights as other employees under general law.

(l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(o) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(p) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(q) 409A of the Code. (i)Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of the Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold the Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

(r) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may determine that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting, exercise or settlement of such Award, and must repay the gain to the Company. The Committee may also determine that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), Awards shall be subject to clawback, forfeiture or similar requirement.

(s) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*    *    *

As adopted by the Board of Directors of Harbinger Group Inc.

on March 10, 2014

ANNUAL MEETING OF STOCKHOLDERS OF

HARBINGER GROUP INC.

May 30, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available at www.harbingergroupinc.com under the heading “Annual Meeting and Materials.”

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet .

¢	20230303030000000000 2	053014

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: ¡ Eugene I. Davis ¡ Keith M. Hladek		2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2014.	☐	☐	☐
			3.	To approve, on an advisory basis, the compensation of the Company’s executive officers.	FOR	AGAINST	ABSTAIN
					☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)			4.	To approve an amendment to the Harbinger Group Inc. 2011 Omnibus Equity Award Plan, to increase the number of share of common stock available for award grants thereunder.	FOR	AGAINST	ABSTAIN
					☐	☐	☐
			5.	To approve the Harbinger Group Inc. 2014 Warrant Award Plan.	FOR	AGAINST	ABSTAIN
					☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The Board recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. This proxy when properly executed and returned in a timely manner will be voted in the manner directed, or if no choice is specified, it will be voted FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. The proxies are authorized to vote upon such other business, including adjournments, as may properly come before the meeting and any postponement or adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note:       Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ANNUAL MEETING OF STOCKHOLDERS OF

HARBINGER GROUP INC.

May 30, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Votes submitted by telephone/Internet must be received by 11:59 p.m., Eastern Time, on May 29, 2014.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

Proxy cards submitted by mail must be received by 5:00 p.m., Eastern Time, on May 27, 2014.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available at www.harbingergroupinc.com under the heading “Annual Meeting and Materials.”

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

¢	20230303030000000000 2	053014

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of directors:						FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Eugene I. Davis O Keith M. Hladek		2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2014.	☐	☐	☐
				3.	To approve, on an advisory basis, the compensation of the Company’s executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐
				4.	To approve an amendment to the Harbinger Group Inc. 2011 Omnibus Equity Award Plan, to increase the number of share of common stock available for award grants thereunder.	FOR ☐	AGAINST ☐	ABSTAIN ☐
				5.	To approve the Harbinger Group Inc. 2014 Warrant Award Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The Board recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. This proxy when properly executed and returned in a timely manner will be voted in the manner directed, or if no choice is specified, it will be voted FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. The proxies are authorized to vote upon such other business, including adjournments, as may properly come before the meeting and any postponement or adjournment thereof.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

¢

HARBINGER GROUP INC.

ANNUAL MEETING OF STOCKHOLDERS MAY 30, 2014

This proxy is solicited by the Board of Directors for use at the Harbinger Group Inc. Annual Meeting of Stockholders on May 30, 2014 or any postponement(s) or adjournment(s) thereof.

The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 2014, receipt of which is hereby acknowledged, does hereby appoint and constitute Ehsan Zargar and Thomas A. Williams, each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of Harbinger Group Inc. (the “Company”) to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019-6064, on May 30, 2014, beginning at 10:00 a.m., Eastern Time, and at any postponement or adjournment thereof, with respect to all of the shares of the Company’s common stock and shares of the Company’s Series A Participating Convertible Preferred Stock and Series A-2 Participating Convertible Preferred Stock, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. These proxies are authorized to vote in their discretion upon such other business as may properly come before the 2014 Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy when properly executed and returned in a timely manner, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends.

(Continued and to be signed on the reverse side.)

¢	14475 ¢